AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT ("Agreement") is made as of the 25th day of March, 1998, by and among KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), with an office at 127 Public Square, Cleveland, Ohio 44114; MORGAN DRIVE AWAY, INC., an Indiana corporation with offices at 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515 ("Morgan"); TDI, INC., an Indiana corporation with offices at 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515 ("TDI") and INTERSTATE INDEMNITY COMPANY, a Vermont corporation with offices at 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515 ("Interstate" and, collectively with Morgan and TDI, the "Borrowers", with each being a "Borrower"); and THE MORGAN GROUP, INC., a Delaware corporation with offices at 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515 ("Group").

                                R E C I T A L S:

         A. The Borrowers and the Bank are the parties to that certain Revolving Credit Facility Agreement dated March 27, 1997 (as amended by a First Amendment thereto dated March 6, 1998, the "Original Credit Agreement").

         B. The Borrowers' loan indebtedness to the Bank pursuant to the Original Credit Agreement, is evidenced by a Master Revolving Note dated March 27, 1997 and amended March 6, 1998 in the principal amount of $13,000,000 (the "Existing Revolving Loans"), and such loan indebtedness, together with all of the Borrowers' other indebtedness and obligations to the Bank, is secured by the Security Agreements of Morgan and TDI in favor of the Bank and dated March 27, 1997 (collectively, as amended, the "Existing Security Agreements").

         C. The Borrowers have requested the Bank to increase the aggregate principal amount of loans available to the Borrowers, to extend the maturity of such indebtedness to the Bank and to amend and restate the terms and conditions of the Original Credit Agreement.

         D. Subject to the terms and conditions hereinafter set forth, the Bank has indicated its willingness to increase such availability, to extend said maturity and amend and restate the Original Credit Agreement.

         E. In addition to the foregoing, from time to time the Borrowers may request the Bank to issue letters of credit on behalf of some or all of the Borrowers; however, the Bank has made no commitment to do so.

         F. None of the Borrowers' indebtedness and obligations in respect of the Existing Revolving Loans outstanding as of the date hereof shall be deemed repaid or otherwise satisfied upon the execution and closing of the transactions contemplated by this Agreement; but, instead, the loans hereunder are and shall be deemed to be the same indebtedness as that of the Borrowers under the Existing Revolving Loans.

                              A G R E E M E N T S:

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by the Bank to or for the benefit of the Borrowers and Group, the parties hereto hereby agree that the Original Credit Agreement and the Existing Security Agreements are hereby amended and restated in their entirety to provide as follows:

1.       GENERAL DEFINITIONS

         When used herein, the following terms shall have the following meanings:

         Account(s): Account(s) and any other right to payment for goods sold or leased or for services rendered which is not a General Intangible or evidenced by an Instrument, Document or Chattel Paper, whether or not it has been earned by performance, and includes, without limitation, all rights to payment earned or unearned under a charter or other contract involving the use or hire of a vessel and all rights incident to the charter or contract.

         Account Debtor: Any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of a Receivable or any part thereof and includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Account Debtor or otherwise assure or guaranty against loss on any Receivable in which a Borrower now has or hereafter acquires any rights.

         Adjusted LIBOR: A rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (i) the applicable LIBOR rate by (ii) 1.00 minus the Reserve Percentage, and which Adjusted LIBOR shall be automatically adjusted on and as of the effective date of any change in the Reserve Percentage.

         Affiliate: When used with reference to any Person (the "subject"), a Person that is in control of, under the control of, or under common control with, the subject, the term "control" meaning the possession, directly or indirectly, legally or beneficially, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For the purposes of this Agreement, and without limiting the generality of the foregoing, any holder of Stock in a Borrower or their parent, Group, shall be deemed to be an Affiliate of a Borrower.


         Annualized EBIT: As of the end of any fiscal quarter, EBIT for such fiscal quarter, plus EBIT for the three (3) immediately preceding fiscal quarters; provided, however, that (i) as at the end of the fiscal quarter ending June 30, 1998 only, Annualized EBIT shall be deemed to mean EBIT for such fiscal quarter, plus EBIT for the immediately preceding fiscal quarter, and (ii) as at the end of the fiscal quarter ending September 30, 1998 only, Annualized EBIT shall be deemed to mean EBIT for such fiscal quarter, plus EBIT for the two (2) immediately preceding fiscal quarters.

         Annualized Interest Expense: As of the end of any fiscal quarter, the aggregate of Consolidated interest expense (including without limitation, that attributable to capitalized leases in accordance with GAAP) on all Funded Debt, on a Consolidated basis, for such fiscal quarter, plus Consolidated interest expense for the three (3) immediately preceding fiscal quarters; provided, however, that (i) as at the end of the fiscal quarter ending June 30, 1998 only, Annualized Interest Expense shall be deemed to mean Consolidated interest expense for such fiscal quarter, plus Consolidated interest expense for the immediately preceding fiscal quarter, and (ii) as at the end of the fiscal quarter ending September 30, 1998 only, Annualized Interest Expense shall be deemed to mean Consolidated interest expense for such fiscal quarter, plus Consolidated interest expense for the two (2) immediately preceding fiscal quarters.

         Bank Debt: Collectively, all Debt of the Borrowers to the Bank, whether incurred directly to the Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from the Bank in whole or in part, including, without limitation, the Borrowers' Debt to the Bank in respect of letters of credit from time to time issued for a Borrower and any reimbursement agreement in connection therewith, interest, charges, expenses, attorneys' fees and other sums chargeable to the Borrowers by the Bank and future advances made to or for the benefit of a Borrower, whether arising under this Agreement, under any of the Other Agreements or acquired by the Bank from any other source, whether evidenced by the Revolving Note or any other instrument, or any note or instrument in modification, replacement, supplement or substitution thereof, whether heretofore, now or hereafter owing, arising, due or payable from any Borrower to the Bank and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including obligations of performance.


         Banking Day: Any day of the week, other than Saturday or Sunday, on which the Bank is open for business in Cleveland, Ohio; provided, however, that, when used in connection with a LIBOR Loan (other than in the definition of LIBOR Margin), "Banking Day" shall mean any such day on which banks are open for dealings in or quoting deposit rates for dollar deposits in the London interbank market.

         Basis Point: One one-hundredth of one percent (0.01%) per annum.

         Borrowing Base: At any time and from time to time, an amount equal to eighty percent (80%) of the sum of (i) the aggregate face value of the Borrowers' Eligible Accounts at such time, plus (ii) the amount equal to the remainder of (a) the In Transit Amount at such time, minus (b) the Eligible Reserve at such time.

         Change in Control: After the Closing Date, (i) the acquisition by any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under such
Act) or control of __% or more of the outstanding shares of the Stock (on a fully diluted basis) of any Obligor or (b) during any period of twelve (12) consecutive calendar months, the ceasing of individuals who were directors of Group on the first day of such period to constitute a majority of the board of directors of Group.

         Charges:  As defined in Section 6.1(D).

         Chattel Paper: A writing or writings (other than a charter or other contract involving the use or hire of a vessel) which evidence both a monetary obligation and a security interest in or a lease of specific goods, and, when a transaction is evidenced both by such a security agreement or lease and by an Instrument or series of Instruments, the group of writings taken together constitutes Chattel Paper.

         Closing Date:  As defined in Section 3.3.

         Collateral:  All of the property and interests in property described in
Section 5.1 and all other property and interests in property which shall, from time to time, secure the Bank Debt, including, without limitation, the Accounts and other Receivables, the General Intangibles, the Inventory, and the Equipment.

         Consolidated:   Group   and  its   Subsidiaries,   including,   without
limitation, the Borrowers, taken as a whole.


         Consolidated Net Worth: The excess of the net book value of Group's Consolidated assets over all of Group's Consolidated liabilities, as determined on an accrual basis and in accordance with GAAP.

         Controlled Group: All members of a controlled group of corporations and all trades or businesses (whether or not incorporated), if any, under common control which, together with a Borrower, are treated as a single employer under
Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended.

         Debt: Collectively, all liabilities, indebtedness and other obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise. Without in any way limiting the generality of the foregoing, Debt of an Obligor specifically includes (i) all obligations or liabilities of any Person that are secured by any Lien upon property owned by such Obligor, even though such Obligor has not assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement in respect of property used and/or acquired by such Obligor, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (iii) all unfunded pension fund obligations and liabilities; and (iv) deferred taxes.

         Debt Service: For any period, the sum of all interest, principal, fees and other charges, if any, including the current maturities thereof, due and payable by an Obligor during such period on Funded Debt.

         Default Interest Rate:  As defined in Section 8.4.

         Document: (a) A document that purports to be issued by or addressed to a bailee and that purports to cover goods that are in the bailee's possession that are either identified or fungible portions of an identified mass, and includes a bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of goods, and any other document that in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the goods it covers or (b) a receipt issued by the owner of goods including distilled spirits or agricultural commodities that are stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of a warehouse receipt


         EBIT: For any period, net income of Group and its Subsidiaries on a Consolidated basis determined in accordance with GAAP but (i) before deduction for interest expense on all Funded Debt, (ii) before provision for taxes based on income, if any, and (iii) excluding the effect of any (a) non-recurring, non-cash gains and (b) gains and losses from the sale or other disposition of assets, other than Inventory in the ordinary course of business.

         Eligible Accounts: Those Accounts determined by the Bank to be Eligible Accounts as provided in Section 4.1.

         Eligible Reserve: As of any date on which a Borrowing Base certificate or report of Accounts is delivered to the Bank that portion of those Accounts included in the In Transit Amount contained in such certificate or report which, in the Borrowers' reasonable and prudent judgment based upon the Borrowers' experience with Accounts of such type (but at all times subject to the approval of the Bank in its sole discretion) are out of period (i.e., as to which, on such delivery date, the applicable transportation services have not been completed, necessary Documents in respect thereof have not been delivered, or both) and which were identified in the Borrower's Borrowing Base Certificate or report of Accounts (as required by Section 7.1(B)(iv) hereof) as of the end of the immediately preceding month.

         Equipment: All goods that (a) are used or bought for use primarily in business, including, without limitation, farming or a profession, or by a Person who is a non-profit organization or a governmental subdivision or agency or (b) are not Inventory, farm products, or consumer goods, it being the intention that the term Equipment include, without limitation, machinery, equipment, tools, furniture, furnishings and fixtures, including, but not limited to, all manufacturing, fabricating, processing, transporting and packaging equipment, power systems, heating, cooling and ventilating systems, lighting and communication systems, fire prevention, alarm and security systems, laundry systems, and computing and data processing systems.

         ERISA: Title IV of the Employee Retirement Income Security Act of 1974, as amended.

         Eurocurrency Liabilities: As that term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         Event of Default:  As defined in Section 8.1.


         Existing Revolving Loans:  As defined in Recital B, above.

         Existing Security Agreements:  As defined in Recital B above.

         Fed Funds Rate: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Bank from three (3) federal funds brokers of recognized standing selected by it.

         Financials: Those financial statements of Borrowers listed on Schedule 1A hereto, all of which financial statements have been delivered to the Bank in connection with its review of the Borrowers' request for credit.

         Funded Debt: With respect to any Person, without duplication, (a) obligations for money borrowed including, without limitation, all capitalized leases, notes payable, drafts accepted representing extensions of credit, obligations evidenced by bonds, debentures, notes or other similar instruments, and obligations upon which interest charges are customarily paid or discounted,
(b) obligations to pay the deferred purchase price of property or services, (c) obligations secured by any Lien on the properties or assets of the Person, (d) obligations of such Person in respect of currency or interest rate swap or comparable transactions and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above, the amount of which indebtedness or obligation under this clause (e) shall be deemed to be an amount equal to the stated or determinable amount of such primary obligation, or if less, the maximum amount of such primary obligation for which such Person may be liable, or if not stated or determinable, the maximum reasonably anticipated in respect thereof (assuming such Person is required to perform thereunder).

         GAAP: Generally accepted accounting principles as from time to time in effect which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successor accounting authority of comparable standing, consistently applied.

         General Intangible: Any personal property, including things in action, other than goods, Accounts, Chattel Paper, Documents, Instruments, money, and all other contract rights, choses in action, causes of action, company or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, good will, copyrights, registrations, licenses, franchises, permits, tax claims, computer programs, and any guarantee claims, security interests or other security held by or granted to a Borrower to secure payment by an Account Debtor of any of the Accounts and all other intangible personal property of every kind and nature whatsoever. All licenses, patents, patent applications, copyrights, trademarks and trade names now owned by the Borrowers which, as of the date hereof, shall serve as Collateral are listed on
Schedule 1B hereto.


         Guaranty:  As defined in Section 3.1(Q).

         In Transit Amount: As of any date during a month, an amount equal to the lesser of (i) the aggregate amount of Accounts for transportation services of a Borrower which the Borrowers have included in their Borrowing Base certificate or report of Accounts (as required by Section 7.1(B)(iv) hereof) as of the end of the immediately preceding month, which otherwise meet all of the criteria to be Eligible Accounts, but as to which, although transportation services in respect thereof were commenced to be performed as of such month end, not all such transportation services were completed as of such month end or, if such services were completed as of such month end, not all necessary Documents were received as of such month end by such Borrower or (ii) $3,500,000.

         Instrument: A negotiable instrument, or a certificated security, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement or assignment.

         Interest Coverage Ratio: As of any date, the ratio of (i) Annualized EBIT as of such date to (ii) Annualized Interest Expense as of such date.

         Interest Period: For each LIBOR Loan, the period commencing on the date of such LIBOR Loan or the date of the Rate Conversion or Rate Continuation of a Revolving Loan into such LIBOR Loan and ending on the numerically corresponding day of the period selected by the Borrowers pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such Revolving Loan and ending on the last day of the period selected by the Borrowers pursuant to the provisions hereof. The duration of each such Interest Period shall be one (1), two (2), three (3) or six (6) months, in each case as the Borrowers may select, upon delivery to the Bank of a notice therefor in accordance with this Agreement; provided, however, that:


                  (i) no Interest Period may end on a date later than the Revolving Facility Termination Date;

                  (ii) if there is no such numerically corresponding day in the month that is such, as the case may be, first, second, third or sixth month after the commencement of an Interest Period, such Interest Period shall end on the last day of such month; and

                  (iii) whenever the last day of any Interest Period in respect of a LIBOR Loan would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall be extended to occur on the next succeeding Banking Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Banking Day.

         Inventory: Goods that are held by a Person who holds them for sale or lease or to be furnished under contracts of service or if that Person has so furnished them, or if they are parts, supplies, raw materials, work in process, or materials used or consumed in a business, repossessed goods, returned goods and goods in transit, except that Inventory does not include Equipment.

         Leverage Ratio: As of any date, the percentage equivalent of the number resulting from dividing (i) the amount of Consolidated Funded Debt on such date by (ii) an amount equal to the sum of (a) the amount of Consolidated Funded Debt on such date, plus (b) Consolidated Net Worth on such date.

         LIBOR: With respect to any LIBOR Loan for any Interest Period, the per annum rate of interest, determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Banking Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, appearing on page 3750 of the Telerate Service (or any successor to or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Bank from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period. In the event that such a rate quotation is not available for any reason, then the rate shall be the rate, determined by the Bank as of approximately 11:00 A.M. (London time) two (2) Banking Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of the per annum rates of interest at which dollar deposits in immediately available funds approximately equal in principal amount to such LIBOR Loan and for a maturity comparable to the Interest Period are offered to the Reference Bank by prime banks in the London interbank market.


         LIBOR Loan: Those Revolving Loans described in Sections 2.1(A) and 2.3 hereof on which the Borrowers shall pay interest at a rate based on LIBOR.

         LIBOR Margin: (a) Until five (5) Banking Days (or such lesser period as the Bank may determine in its discretion) after the Borrowers have delivered to the Bank the Consolidated financial statements and related certificates in respect of the fiscal year ending December 31, 1998 pursuant to Section 7.1(B), below, one hundred sixty-five (165) Basis Points, and (b) thereafter, at such time(s), and from time to time, as Interest Coverage Ratio as at the end of the immediately preceding fiscal quarter (commencing with the fiscal quarter ending December 31, 1998) is any of the following ratios, the number of Basis Points set forth opposite such ratio:

Interest Coverage Ratio                              LIBOR Margin

Less than 3.00 to 1                                  LIBOR Loans not available

Equal to or greater than 3.00 to
   1 and less than 3.50 to 1                         One hundred fifty (150)
                                                        Basis Points

Equal to or greater than 3.50 to
   1 and less than 4.50 to 1                         One hundred twenty-five
                                                        (125) Basis Points

Equal to or greater than 4.50 to 1                   One hundred (100) Basis
                                                        Points.

Decreases in the LIBOR Margin shall be made effective five (5) Banking Days (or such lesser period as the Bank may determine in its discretion) after the Bank's receipt of the Obligors' financial statements and related certificates pursuant to Section 7.1(B), below,; increases in the LIBOR Margin shall be made effective as of the earlier of (i) five (5) Banking Days (or such lesser period as the Bank may determine in its discretion) after the Bank's receipt of the Obligors' financial statements and related certificates pursuant to Section 7.1(B), below, or (ii) the date on which such statements are due to be delivered to the Bank pursuant to said Section.


         LIBOR Prepayment Compensation Rate: As defined in Section 2.8, below.

         Lien: Any mortgage, pledge, assignment, lien, claim, charge, encumbrance, or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         Lock box Agreement:  As defined in Section 5.9(D).

         Maximum Commitment: Fifteen Million Dollars ($15,000,000), as such amount may from time to time be reduced pursuant to Section 2.5, below.

         Maximum Revolving Credit: At any time and from time to time, the lesser of (i) the Maximum Commitment or (ii) the Borrowing Base at such time.

         Multiemployer Plan: A "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, under which a Borrower is an employer.

         Obligors: Collectively, Morgan, TDI, Interstate, and Group, each being an "Obligor".

         Original Credit Agreement: As defined in Recital A, above.

         Other Agreements: The Revolving Note, the Guaranty, subordination or intercreditor agreements, patent and trademark security agreements and all Supplemental Documentation and all other documents or writings executed by or on behalf of any Obligor or delivered to the Bank in connection with the transaction contemplated hereby.

         PBGC: Pension Benefit Guaranty Corporation or any governmental entity succeeding to the functions thereof.

         Permitted Encumbrances: As defined in Section 6.1(B).

         Person: Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency body or department thereof).

         Plan: Any employee pension benefit plan subject to ERISA established or maintained by a Borrower or any member of the Controlled Group, or any such Plan to which such Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.


         Possible Default: Any event, situation or thing which, with the lapse of any applicable grace period or the giving of notice or both, would constitute an Event of Default and which has not been consented to by the Bank in writing.

         Prepayment LIBOR: As defined in Section 2.8, below.

         Previous Minimum: As at the end of any fiscal quarter, the minimum Consolidated Net Worth required to be maintained by the Obligors as at the end of the immediately preceding fiscal quarter pursuant to the provisions of
Section 7.2(G), below.

         Prime Rate: The higher of (i) the per annum rate equal to the Fed Funds Rate plus one hundred fifty (150) Basis Points or (ii) that variable interest rate established from time to time by the Bank as the Bank's Prime Rate (or equivalent rate otherwise named), whether or not such rate is publicly announced; the Prime Rate may not necessarily be the lowest interest rate charged by Bank for commercial or other extensions of credit.

         Prime Rate Loans: Those loans described in Sections 2.1(A) and 2.3 hereof on which the Borrowers shall pay interest at the rate based on the Prime Rate.

         Proceeds: Whatever is received or receivable upon sale, exchange, collection, or other disposition of any property (including, without limitation, Collateral) or Proceeds, whether directly or indirectly, and includes, without limitation, the proceeds of any casualty, liability, or title insurance relating to any such property and any goods or other property returned after any such sale, exchange, collection, or other disposition.

         Products:   Property   directly  or  indirectly   resulting   from  any
manufacturing, processing, assembling, or commingling of any goods.

         Quarterly Increase: As at the end of any fiscal quarter, the greater of
(i) an amount equal to fifty percent (50%) of Consolidated net income for such quarter determined in accordance with GAAP or (ii) zero dollars ($0).

         Rate Continuation: A continuation of a LIBOR Loan having a particular Interest Period as a LIBOR Loan having an Interest Period of the same duration pursuant to Section 2.1(B) hereof.

         Rate Conversion: A conversion pursuant to Section 2.1(B) of a Revolving Loan of one Type into a Revolving Loan of another Type and, with respect to LIBOR Loans, from one permissible Interest Period to another permissible Interest Period.


         Rate Conversion/Continuation Request: A request for Rate Conversion or Rate Continuation made pursuant to Section 2.1(B).

         Receivable: Any claim for or right to payment, however arising, whether classified as an Account, a General Intangible, or otherwise, whether contingent or fixed, whether or not evidenced by any writing, and, if so evidenced, whether evidenced by Chattel Paper, one or more Instruments, or otherwise.

         Reference Bank:  The Cayman Islands branch office of the Bank.

         Regulatory Change: As to the Bank, any change in United States federal, state or foreign laws or regulations or the adoption or making of any interpretations, directives or requests of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental authority charged with the interpretation or administration thereof.

         Request: Any of the borrowing request for a Revolving Loan described in
Section 2.1(A), below., or a Rate Conversion or Rate Continuation Request.

         Reserve Percentage: For any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of "Eurocurrency Liabilities".

         Revolving Credit Facility:  As defined in Section 2.1(A).

         Revolving Facility Termination Date:  As defined in Section 2.1(E).

         Revolving Loan(s):  As defined in Section 2.1(A).

         Revolving Note:  As defined in Section 2.1(D).

         Special Collateral:  As defined in Section 5.2.

         Stock: All shares, options, membership interests, partnership interests, participation or other equivalents or equity interests (howsoever designated) of or in, as the case may be, a corporation or a limited liability company, whether voting or non-voting, including without limitation, warrants, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.


         Subordinated Debt: That portion of the Debt of an Obligor which is subordinated in a manner satisfactory in form and substance to the Bank as to right and time of payment of principal and interest thereon to any and all of the Bank Debt.

         Subsidiary: Any corporation, limited liability company, partnership, entity or other Person of which more than 50% of the outstanding capital Stock having ordinary voting power to vote for directors of such Person (irrespective of whether, at the time, stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by a Person and/or one or more Subsidiaries of such Person.

         Supplemental Documentation: Agreements, instruments, documents, certificates of title, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or requested by the Bank to perfect and maintain perfected the Bank's Liens in the Collateral.

         Type: When used in respect of any Revolving Loan, LIBOR or Prime Rate as applicable to such Revolving Loan.

         Other Terms. Other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code (the "Code") of the State of Ohio to the extent the same are used or defined therein. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given such terms in accordance with GAAP. The terms "fiscal year" and "fiscal quarter" shall refer to the fiscal year of the Obligors ending December 31 of each year and the quarters thereof ending March 31, June 30, September 30 and December 31 of each year. Unless otherwise expressly stated, all references to a time of day shall be deemed to mean Cleveland, Ohio time.

2.       LOANS:  GENERAL TERMS

         2.1.  Revolving Credit; Revolving Note.

         (A) Advance of Loans. Subject to the terms and conditions of this Agreement, on the Closing Date the terms and conditions of the Original Credit Agreement and the Existing Security Agreements shall be amended and restated in their entirety to provide for an amended and restated revolving credit facility (the "Revolving Credit Facility") under which, subject to the terms and conditions hereof, the Bank shall, from time to time, upon written or oral (confirmed promptly in writing) request of a Borrower therefor, advance loans to one or more of the Borrowers (each a "Revolving Loan" and, collectively, the "Revolving Loans") in the maximum aggregate principal amount at any time outstanding of not more than the Maximum Revolving Credit. The Borrowers' requests for Revolving Loans shall be in form and content from time to time prescribed by the Bank and shall be delivered to the Bank not later than 12:00 noon of the Banking Day on which a Prime Rate Loan is to be advanced and not later than 12:00 noon three (3) Banking Days prior to the Banking Day on which a LIBOR Loan is to be advanced. Unless otherwise requested by a Borrower in writing (and approved by the Bank), all Revolving Loans shall be advanced into demand deposit account No. ___________, maintained by the Borrowers at an office of the Bank designated by the Bank and reasonably satisfactory to Borrowers. Subject to the terms and conditions set forth in this Agreement, the Borrowers shall have the option to request Revolving Loans comprised of (i) Prime Rate Loans maturing on or before the Revolving Facility Termination Date, in aggregate amounts of not less than One Hundred Thousand Dollars ($100,000) or
(ii) LIBOR Loans in aggregate amounts of not less than Two Hundred Fifty Thousand Dollars ($250,000). Subject to the terms and conditions of this Agreement, the Borrowers may, during the term of the Revolving Credit Facility, repay and reborrow the Revolving Loans advanced thereunder.


         (B) Rate Conversion and Continuation. The Borrowers shall have the right to cause a Rate Conversion or Rate Continuation in respect of Revolving Loans then outstanding, upon request delivered by the Borrowers to the Bank not later than 12:00 noon (i) on the day which is the Banking Day that the Borrowers desire to convert any LIBOR Loans into a Prime Rate Loan, (ii) on the day that is three (3) Banking Days prior to the Banking Day upon which the Borrowers desire to convert any Prime Rate Loan into a LIBOR Loan for a given Interest Period, (iii) on the day which is three (3) Banking Days prior to the Banking Day upon which the Borrowers desire to continue any LIBOR Loan as a LIBOR Loan for an additional Interest Period of the same duration, (iv) on the day which is three (3) Banking Days prior to the Banking Day upon which the Borrowers desire to convert any LIBOR Loan having a particular Interest Period into a LIBOR Loan having a different permissible Interest Period, provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

                  (1) if less than all the outstanding principal amount of a Revolving Loan is converted or continued, the aggregate principal amount of such Revolving Credit Loans converted or continued shall be,
         (i) in the case of LIBOR Loans, not less than Two Hundred Fifty Thousand Dollars ($250,000), and (ii) in the case of Prime Rate Loans, not less than One Hundred Thousand Dollars ($100,000);


                  (2) each Rate Conversion or Rate Continuation shall be effected by the Bank's applying the proceeds of the Revolving Loan resulting from such Rate Conversion or Rate Continuation to the Revolving Loan being converted or continued, as the case may be, and the accrued interest on any such Revolving Loan (or portion thereof) being converted or continued shall be paid to the Bank by the Borrowers at the time of such Rate Conversion or Rate Continuation;

                  (3) LIBOR Loans may not be converted or continued at a time other than the end of the Interest Period applicable thereto unless the Borrowers shall pay, upon demand, any amounts due to the Bank pursuant to Section 2.8;

                  (4) Revolving Loans may not be converted into or continued as LIBOR Loans (a) at any time during which an Event of Default exists (provided that this clause shall not be construed to limit any other right or remedy of the Bank) or (b) less than one month prior to the Revolving Facility Termination Date or for an Interest Period which would continue after the Revolving Facility Termination Date;

                  (5) any LIBOR Loan that cannot be converted into or continued as a LIBOR Loan by reason of clause (4) shall be automatically converted at the end of the Interest Period in effect for such LIBOR Loan into a Prime Rate Loan.

Each such request for a conversion or continuation (a "Rate Conversion/Continuation Request") in respect of a Revolving Loan shall be transmitted by the Borrowers to the Bank, by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the effective date of the Rate Conversion or Rate Continuation requested), in form and content prescribed by the Bank, specifying (i) the identity and amount of the Revolving Loan that the Borrowers request be converted or continued, (ii) the Type of Revolving Credit Loan into which such Revolving Loan is to be converted or continued,
(iii) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Banking Day) and (iv) in the case of a Revolving Loan being converted into or continued as a LIBOR Loan, the Interest Period for such LIBOR Loan. The Borrowers may make a Rate Conversion/Continuation Request telephonically so long as written confirmation thereof is received by the Bank by 1:00 p.m. on the same day of such telephonic Rate Conversion/Continuation
Request. The Bank may rely on such telephonic Rate Conversion/Continuation Request to the same extent that the Bank may rely on a written Rate Conversion/ Continuation Request. Each Rate Conversion/Continuation Request, whether telephonic or written, shall be irrevocable and binding on the Borrowers and subject to the indemnification provisions of this Article 2. The Borrowers shall bear all risks related to their giving any Rate Conversion/Continuation Request telephonically or by such other method of transmission as any Borrower shall elect.


         (C) Failure Of Borrowers To Elect. If no Interest Period is specified in any Request for a LIBOR Loan, the Borrowers shall be deemed to have selected an Interest Period with a duration of one (1) month with respect to such LIBOR Loan. If the Borrowers shall not have given notice in accordance with Section 2.1(B) to continue any LIBOR Loan into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with Section 2.1(B) to convert such LIBOR Loan), subject to the limitations set forth in Sections 2.1 and 2.3, such LIBOR Loan shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically shall be converted to a Prime Rate Loan.

         (D) Revolving Note. The Borrowers' joint and several Debt under the Revolving Loans shall be evidenced by an amended and restated promissory note executed and delivered by the Borrowers to evidence the Revolving Loans (the "Revolving Note", which term, for the purposes of this Agreement and the Other Agreements, shall include any and all amendments, modifications, replacements, supplements and substitutions thereof), which shall be in the form of Exhibit A attached hereto and made a part hereof.

         (E) Term. The Revolving Credit Facility shall have an initial term commencing on the Closing Date and terminating on April 30, 2001 (as such date may be extended pursuant to a writing executed by the Borrowers and the Bank, in the Bank's sole and absolute discretion, the "Revolving Facility Termination Date").

         2.2. Security; Guaranty. The payment of the Bank Debt, including, without limitation, the Revolving Loans, shall be secured by Liens in favor of the Bank in the Collateral and shall be guaranteed by Group pursuant to the Guaranty.

         2.3. Interest Rates. The Revolving Loans shall be advanced as Prime Rate Loans or LIBOR Loans pursuant to Section 2.1, above. The Borrowers shall pay interest on the unpaid principal amount of each Revolving Loan made by the Bank from the date of such Revolving Loan until such principal amount shall be paid in full at the following times and rates per annum:

      (i) Prime Rate Loans. During such periods as a Revolving Loan is a Prime Rate Loan, a rate per annum equal at all times to the Prime Rate, payable quarterly, in arrears, on the last day of each calendar quarter and at maturity (whether by reason of acceleration or otherwise).


     (ii) LIBOR Loans. During such periods as a Revolving Loan is a LIBOR Loan, a rate per annum equal to the sum of the Adjusted LIBOR, plus the LIBOR Margin from time to time in effect, payable (a) on the last day of each Interest Period and (b) if such Interest Period has a duration of more than three months, three months after the first day of such Interest Period and
                  (c) on the date such LIBOR Loan shall be converted to a Prime Rate Loan or to a LIBOR Loan of a different Interest Period or paid in full and at maturity (whether by reason of acceleration or otherwise).

Interest on Prime Rate Loans shall be calculated daily on the basis of a 365-day year, or when applicable 366-day year (that is, computed by obtaining a daily interest factor at the applicable rate based upon a 365-day (or 366-day) year and multiplying such factor by the actual number of days elapsed) Interest on LIBOR Loans shall be calculated daily on the basis of a 360-day year (that is, computed by obtaining a daily interest factor at the applicable rate based upon a 360-day year and multiplying such factor by the actual number of days elapsed). Subject to any maximum interest rate limitation specified by applicable law, the variable rate of interest provided for herein shall change automatically without notice to the Borrowers with each change in the Prime Rate. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Bank has received interest hereunder in excess of the highest applicable rate, the Bank shall promptly refund such excess interest to the Borrowers; and the Borrowers hereby agrees that the refund of such excess shall be the Borrowers' sole remedy or claim, at law and in equity, in respect of the Bank's charging or receipt of interest in excess of that permitted by law.

         2.4. Payments. Except as otherwise provided in Section 5.9, all payments to the Bank shall be payable at the Bank's address set forth above or at such other place or places as the Bank may designate from time to time in writing to the Borrowers. Subject always to the provisions of Article 8, the Bank Debt shall be payable as follows:

         (A) Interest. Interest payable pursuant to this Agreement shall be due on the dates specified in Section 2.3, above, or, at the Bank's option, the amount of interest payable under the Revolving Note shall be added to the principal balance of the Revolving Note and be deemed an additional Revolving Loan thereunder; provided, however, that, in addition, all accrued and unpaid interest in respect of the Revolving Note not theretofore paid shall be due and payable at maturity, whether by acceleration or otherwise;


         (B) Costs, Fees. Costs, fees and expenses payable pursuant to this Agreement shall be payable as and when provided in this Agreement and, if not specified, then on demand;

         (C) Principal. From and after the Closing Date, principal payable on account of Revolving Loans shall be due and payable to the extent required pursuant to Section 7.1(A), below; and, without limiting any other remedy available to the Bank, upon and during the continuance of an Event of Default, to the extent and on the date of any collections received with respect to any Proceeds of the Collateral and not applied to interest, and the entire unpaid principal balance of all Revolving Loans shall be payable in full on the Revolving Facility Termination Date;

         (D) Other Bank Debt. The balance of the Bank Debt, if any, shall be payable as and when provided in this Agreement or the Other Agreements and, if not specified, then on demand.

To the extent, if any, that the Bank renders statements of account relating to the Revolving Loans and other Bank Debt (and the Bank shall have no obligation to do so), such statements shall be presumed correct and accurate and shall, except for the Bank's right to reapply payments, constitute an account stated between the Borrowers and the Bank, unless thereafter waived in writing by the Bank or unless, within thirty (30) days after the Bank's mailing thereof, the Borrowers deliver to the Bank, by registered or certified mail, written objection thereto specifying the error or errors, if any, contained therein. Except as provided in the definition of Interest Period, whenever any payment to be made hereunder, including without limitation any payment to be made on the Revolving Note, shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in each case be included in the computation of the interest payable on the Revolving Note. Each Borrower hereby authorizes the Bank, automatically and without further instruction from such Borrower, to withdraw from and charge any demand deposit or other account of such Borrower maintained at the Bank to pay to the Bank any principal, interest or other Bank Debt on the date on which the same are due and payable, whether at stated maturity or acceleration.

         2.5. Optional Reduction of Commitment. The Borrowers may, at their option from time to time, reduce the amount of the Maximum Commitment by an amount which is One Million Dollars ($1,000,000) or an integral multiple thereof; provided that (i) the Borrowers shall deliver to the Bank written notice of the amount and effective date of any requested reduction at least three (3) Banking Days prior to such proposed effective, and (ii) on or prior to the date on which such reduction is effective, the Borrowers shall have (a) paid to the Bank such portion of the principal of the Revolving Loans as may be required by the terms of Section 7.1(A) of this Agreement and (b) executed and delivered to the Bank such amendments to this Agreement, the Revolving Note and the Other Agreements as the Bank may reasonably request to reflect such reduction.


         2.6. Closing Fee. On the Closing Date, the Borrowers shall pay to the Bank a closing fee in the amount of Twenty-five Thousand Dollars ($25,000).

         2.7. Facility Fee. The Borrowers agree to pay to the Bank, on the last day of each calendar quarter during the term of the Revolving Credit Facility and at earlier maturity, whether by acceleration or otherwise, as a facility fee, in arrears in respect of the immediately preceding quarter or portion thereof, an amount equal to twenty-five (25) Basis Points of the Maximum Commitment, calculated on the basis of a 360-day year (that is, computed by obtaining a daily factor at such per annum rate based upon a 360-day year and multiplying such factor by the actual number of days elapsed). In addition to the foregoing, the Borrowers shall pay, on the quarter end next following the Closing Date, any and all unpaid facility fee payments accrued under the Original Credit Agreement as of the Closing Date.

         2.8. Prepayment Compensation for LIBOR Loans. In any case of prepayment of any LIBOR Loan, the Borrowers agree that if Adjusted LIBOR as determined as of 11:00 a.m. London time, two (2) Banking Days prior to the date of prepayment of any LIBOR Loan (hereafter, "Prepayment LIBOR") shall be lower than the last Adjusted LIBOR previously determined for such LIBOR Loan with respect to which prepayment is intended to be made (hereinafter, "Last LIBOR"), then the Borrowers shall, upon written notice by the Bank, promptly pay to the Bank, in immediately available funds, compensation for such prepayment measured by a rate (the "LIBOR Prepayment Compensation Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR, the Bank shall apply a rate equal to Adjusted LIBOR for a deposit approximately equal to the amount of such prepayment which would be applicable to an Interest Period commencing on the date of such prepayment and having a duration as nearly equal as practicable to the remaining duration of the actual Interest Period during which such prepayment is to be made. The LIBOR Prepayment Compensation Rate shall be applied to all or such part of the principal amount of the Revolving Note as related to the LIBOR Loan to be prepaid, and the prepayment compensation shall be computed for the period commencing with the date on which such prepayment is to be made to that date which coincides with the last day of the Interest Period previously established when the LIBOR Loan which is to be prepaid was made. In the event a Borrower cancels a Request with respect to a LIBOR Loan subsequent to the delivery to the Bank of such notice, such cancellation shall be treated as a prepayment as to which the Bank shall be entitled to the aforementioned prepayment compensation for the full Interest Period which would have been in effect had such Request not been canceled; provided that, in such case, Prepayment LIBOR shall be measured on the date on which the Bank receives notice of cancellation and not two (2) Banking Days prior thereto.



         2.9  Reserves; Taxes; Indemnities.

         (A) Reserves or Deposit Requirements. If at any time any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any loans by, the Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Bank of making or maintaining hereunder LIBOR Loans or to reduce the amount of principal or interest received by the Bank with respect to such LIBOR Loans, then upon demand by the Bank the Borrowers shall pay to the Bank from time to time on the dates on which interest is otherwise due with respect to such loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify the Bank for such increased cost or reduced amount, assuming (which assumption the Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loans. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 2.9(A), setting forth the calculations therefor, shall be promptly submitted by the Bank to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by the Bank, the Borrowers, upon at least three (3) Banking Days' prior written notice to the Bank, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall entitle the Bank to the prepayment compensation provided for in Section 2.8 hereof. The Bank will notify the Borrowers as promptly as practicable of the existence of any event which will likely require the payment by the Borrowers of any such additional amount under this Section.

         (B) Imposition Of Taxes. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, the Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of the Bank) and if any such measures or any other similar measure shall result in an increase in the cost to the Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by the Bank in respect thereof, then the Bank shall promptly notify the Borrowers stating the reasons therefor. The Borrowers shall thereafter pay to the Bank upon demand from time to time on the dates on which interest is otherwise due with respect to such LIBOR Loans, as additional consideration hereunder, such additional amounts as will fully compensate the Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by the Bank to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by the Bank, the Borrowers, upon at least three (3) Banking Days prior written notice to the Bank, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall entitle the Bank to prepayment compensation provided for in Section 2.8 hereof.


         (C) Eurodollar Deposit Unavailable or Interest Rate Unascertainable. In respect of any LIBOR Loan, in the event that the Bank shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loan are not available to the Reference Bank in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, the Bank shall promptly give notice of such determination to the Borrowers and (i) any notice of a new LIBOR Loan (or conversion or continuation of an existing loan to a LIBOR Loan) previously given by the Borrowers and not yet borrowed (or converted or continued, as the case may be) shall be deemed a notice to make a Prime Rate Loan, and (ii) the Borrowers shall be obligated either to prepay or to convert any outstanding LIBOR Loans on the last day of the then current Interest Period or Periods with respect thereto. Any such prepayment or conversion shall entitle the Bank to prepayment compensation provided for in Section 2.8 hereof.

         (D)  Indemnity.  Without  prejudice  to any  other  provisions  of this
Article 2, the Borrowers hereby jointly and severally agree to indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any default by the Borrowers in payment when due of any amount due hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by the Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by the Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by the Bank to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.


         (E) Changes in Law Rendering LIBOR Loans Unlawful. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for the Bank to fund any LIBOR Loan which it is committed to make hereunder with moneys obtained in the Eurodollar market, the commitment of the Bank to fund LIBOR Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and the Bank shall by written notice to the Borrowers declare that its commitment with respect to such LIBOR Loans has been so suspended; and, if and when such illegality ceases to exist, such suspension shall cease, and the Bank shall similarly notify the Borrowers. If any such change shall make it unlawful for the Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrowers thereof in writing stating the reasons therefor, and the Borrowers shall, on the earlier of (i) the last day of the then current Interest Period or
(ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert all LIBOR Loans to Prime Rate Loans to the extent permissible under this Agreement or prepay all LIBOR Loans to the Bank in full. Any such prepayment or conversion shall entitle the Bank to prepayment compensation as provided in Section 2.8 hereof.

         (F) Funding. The Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

         2.10. Capital Adequacy. If the Bank shall have determined, that, whether in effect at the date of this Agreement or hereafter in effect, any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital allocated to the transactions contemplated by this Agreement (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which the Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within fifteen
(15) days after demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank (or its holding company) for such reduction. The Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of the Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section 2.10 shall be available to the Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.


         2.11.  All Advances to Constitute One Debt; Same Debt.

         (A) Single Indebtedness. All Revolving Loans and other advances of credit by the Bank to or for the benefit of any or all of the Borrowers under this Agreement and the Other Agreements shall constitute one Debt, and all Debt and obligations of the Borrowers to the Bank under this Agreement and all Other Agreements shall constitute one general obligation, (i) secured by the Bank's Lien in the Collateral and by other Liens heretofore, now, or at any time or times hereafter granted to the Bank by the Borrowers or others, and (ii) guaranteed by the Guaranty. The Borrowers and Group agree that all of the rights of the Bank set forth in this Agreement shall apply to any modification of or supplement to this Agreement and the Other Agreements, unless such rights are expressly modified by any such modification or supplement.

         (B) Same Indebtedness. This Agreement and the Other Agreements shall not be deemed to provide for or effect a repayment and re-advance of any portion of the Existing Revolving Loans now outstanding, it being the intention of both the Borrowers and the Bank hereby that the Indebtedness owing under this Agreement be and hereby is the same Indebtedness as that owing under the Original Credit Agreement immediately prior to the effectiveness hereof.


3.       CONDITIONS TO ADVANCE OF LOANS

         3.1. Conditions to Initial Advance of Revolving Loans. The initial advance of Revolving Loans, and the performance by the Bank of the other actions to be taken by it hereunder, are subject to the fulfillment (unless waived by the Bank) of each of the following conditions precedent:

         (A) Representations and Warranties. All of the representations and warranties in Article 6 shall have been true on the date when made and shall be true on and as of the Closing Date.

         (B) Compliance. The Borrowers shall be in compliance on the Closing Date with all the applicable terms and provisions of this Agreement and the Other Agreements to be observed or performed by it, and no Event of Default or Possible Default shall have occurred and be continuing.

         (C) Closing Certificate. The Borrowers shall have delivered to the Bank a certificate, dated as of the Closing Date and signed by their respective President or Treasurer certifying compliance with the conditions of subsections 3.1(A) and (B).

         (D) Note. The Borrowers shall have executed and delivered to the Bank the Revolving Note.

         (E) Opinion. The Bank shall have received the favorable written opinion of Barnes & Thornburg, counsel to the Obligors, dated the Closing Date and addressed to the Bank and substantially to the effect set forth in Exhibit B hereto, and covering such other matters as the Bank may reasonably request.

         (F) Perfection. The Bank shall have received evidence satisfactory to it of the perfection and priority of the Bank's security interest in the Collateral by the filing of appropriate financing statements with the Secretaries of State of Indiana and Vermont and the Recorder of Elkhart County, Indiana.

         (G) Insurance. The Borrowers shall have furnished a certificate or other satisfactory evidence that the insurance required by Section 7.4 is in full force and effect.

         (H) Entity Certificates. On or before the Closing Date, each Obligor shall deliver to the Bank the following (provided, however, that at the option of the Borrowers, the documents required by clauses (ii) and (iii), below, may be delivered to the Bank not later than sixty (60) days following the Closing
Date):


                   (i) a certificate of existence for such Obligor from the Secretary of the state of its incorporation and certificates of qualification for such Obligor from the Secretary of State of each other state with which such Obligor is required to qualify to do business as a foreign corporation, all dated as of a date as near to the Closing Date as practicable;

                  (ii) a true and complete copy of such Obligor's Articles of Incorporation/Charter certified by the Secretary of State of the state of its incorporation as of a date as near to the Closing Date as practicable;

                  (iii) a certificate of such Obligor signed by its Secretary dated as of the Closing Date certifying that attached thereto are true and complete copies of its Code of Regulations/Bylaws;

                  (iv) a certificate of such Obligor signed by its Secretary dated as of the Closing Date certifying (a) that attached thereto is a complete copy of resolutions adopted by the directors of such Obligor, authorizing the execution, delivery and performance of this Agreement and the Other Agreements to be performed by such Obligor hereunder, (b) that such resolutions are in full force and effect, without modification thereto and (c) the names and signatures of the officers of such Obligor; and

                  (v) such other documents as the Bank may reasonably request in connection with the company proceedings taken by such Obligor authorizing this Agreement and the transactions contemplated hereby.

         (I) Special Counsel. All legal matters incident to this Agreement and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Berick, Pearlman & Mills Co., L.P.A., Cleveland, Ohio, special counsel to the Bank.

         (J) Landlord Waivers. Each Borrower shall have delivered to the Bank a landlord consent and waiver agreement in the form of Exhibit C hereto from each lessor or licensor of real property occupied by such Borrower or at which any Collateral is located.

         (K) Guaranty. Group shall have executed and delivered to the Bank its Amended and Restated Continuing Guaranty in the form of Exhibit D hereto (the "Guaranty").


         (L) Opening Eligible Accounts. The Borrowers shall have delivered to the Bank an opening borrowing base certificate, in form prescribed by the Bank, attached to which shall be an aging of the Borrowers' Accounts meeting the criteria set forth in Section 7.1(B)(iv), reflecting such Accounts as of the close of business February 28, 1998.

         (M) Closing Fee. The Bank shall have received the closing fee required by Section 2.6 hereof in immediately available funds.

         (N)  Other   Matters.   The  Bank  shall  have   received   such  other
certificates,   opinions,  agreements  and  documents,  in  form  and  substance satisfactory to it, as the Bank may request.

         3.2. Conditions Precedent to Subsequent Revolving Loans. The advance of Revolving Loans after the Closing Date shall be subject to the fulfillment of each of the following conditions precedent:

         (A) Representations and Warranties. The representations and warranties contained in this Agreement shall be true in all material respects on and as of the date of such subsequent Revolving Loan, with the same effect as if made on and as of such date.

         (B) No Default. No Event of Default or Possible Default shall have occurred and be continuing.

         (C) Documents. The Bank shall have received such Requests, other certificates (including, without limitation, borrowing certificates), agreements and documents, in form and substance satisfactory to it, as the Bank may reasonably request.

         3.3. Closing. The closing of the initial advance of Revolving Loans hereunder shall, subject to the terms and conditions of this Agreement, including, without limitation, Section 3.1, take place at the offices of Berick, Pearlman & Mills Co., L.P.A., 1350 Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on a date mutually agreed upon by the Borrowers and the Bank, but not later than April 3, 1998, at 11:00 a.m., or at such other time and place as the parties may agree (such date of initial advance being referred to as the "Closing Date").

4.       ELIGIBLE ACCOUNTS

         4.1. Eligible Accounts. On the report of Accounts (delivered to the Bank monthly pursuant to Section 7.1(B)(iv) and as provided in Section 5.6), the Borrowers shall designate which of the Accounts listed thereon the Borrowers believe to be Eligible Accounts pursuant to the criteria (other than that set forth on clause (J), below). The Bank shall review such report and determine, in its sole discretion (exercised in good faith), which Accounts listed thereon shall be deemed an "Eligible Account"; the Bank shall have no obligation whatsoever to accept the designations of the Borrowers.

         In determining which Accounts will be "Eligible Accounts", the Bank may, inter alia, consider the following requirements:

         The Account is subject to a perfected first priority Lien in favor of the Bank and is due no more than thirty (30) days from the date of invoice under the original terms of shipment or service, arises from the delivery of goods or performance of services by a Borrower in the ordinary course of its business, conforms to the warranties and representations set forth in Section 6.2 and:

         (A) is an Account upon which such Borrower's right to receive payment is absolute and not contingent upon any further performance or delivery or the fulfillment of any condition whatsoever (e.g., consignment or guaranteed sale) and does not include any sales or other taxes, and such Borrower has possession of, or has delivered or will deliver as required hereunder to the Bank, copies of invoices, shipping and delivery receipts evidencing such performance or shipment;

         (B) is unpaid for not more than thirty (30) days following the due date of the invoice therefor;

         (C) does not arise from a sale or sales to an Affiliate or from a consumer transaction (being one for primarily personal, family or household purposes);

         (D) is not the obligation of an Account Debtor located in a foreign country other than Canada, except those foreign Accounts supported by a letter of credit acceptable to the Bank which letter of credit is confirmed or issued by a United States bank or other bank acceptable to the Bank or is an Eligible Account insured by the Foreign Credit Insurance Association, provided that the letter of credit or insurance in respect of such foreign Accounts is assigned to the Bank by assignments in form and substance satisfactory to the Bank;

         (E) does not arise from a contract containing a prohibition against the assignment or grant of a security interest therein;

         (F) is not an Account from the United States of America or any state thereof, or any department, administration, agency or instrumentality of any thereof, unless the Bank is satisfied that its security interest in such Account has been perfected pursuant to the Federal Assignment of Claims Act or equivalent state statute;


         (G) is not an Account of an Account Debtor who has suspended business, made a general assignment for the benefit of creditors, committed any act of insolvency, filed or has had filed against it any petition under any bankruptcy law or any other law or laws for the relief of debtors;

         (H) is not evidenced by an Instrument, Chattel Paper or other written agreement (other than invoices), unless the Instrument or Chattel Paper evidencing the Account has been delivered to and endorsed in favor of the Bank;

         (I) is not an Account of an Account Debtor who shall have objected to paying such Account, or any portion thereof, as a result of an objection to the quality or quantity of goods or services provided by such Borrower, or shall have rejected, returned or refused to accept such goods or services;

         (J) is not an Account which is, in the Bank's good faith judgment, (i) the Account of an Account Debtor which is an undue credit risk or (ii) otherwise unacceptable to the Bank.

5.       COLLATERAL:  GENERAL TERMS

         5.1.  Security Interest.

         (A) Grant. To secure the prompt payment to the Bank and performance of the Bank Debt, on the Closing Date, (1) all of the terms, conditions and provisions of each Security Agreement are hereby merged into, and amended and restated in their entirety by, this Agreement, and (2) each Borrower hereby regrants (or, in the case of Interstate, grants) to the Bank a continuing security interest in and to all of the following property and interests in property of such Borrower, whether now owned or existing, hereafter acquired or arising, or in which such Borrower now or hereafter has any rights, and wheresoever located:

                  (i) All Accounts and other Receivables, Instruments, Documents, Chattel Paper and General Intangibles;

                  (ii)     All Equipment;

                  (iii)    All Inventory;

                  (iv) All monies, residues and property of any kind, now or at any time or times hereafter, in the possession or under control of the Bank or a bailee of the Bank;

                  (v) All accessions to, substitutions for and all replacements, Products and Proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral; and


                  (vi) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records) of such Borrower pertaining to any of the foregoing.

         5.2. Special Collateral. Immediately upon a Borrower's receipt of that portion of the Collateral which is or becomes evidenced by an agreement, instrument and/or document, including, without limitation, promissory notes, trade acceptances, documents of title and warehouse receipts (the "Special Collateral"), such Borrower shall deliver the original thereof to the Bank, together with appropriate endorsements and/or other specific evidence (in form and substance acceptable to the Bank) of assignment thereof to the Bank.

         5.3. Further Assurances. At the Bank's request, each Borrower shall execute and/or deliver to the Bank, at any time hereafter, all Supplemental Documentation that the Bank may reasonably request, in form and substance acceptable to the Bank, and pay the costs of any recording or filing of the same. Without limiting the generality of the foregoing, at the Bank's request, each Borrower shall execute and deliver for filing a Patent and Trademark Security Agreement in form and substance satisfactory to the Bank upon such Borrower's acquisition of any patent or registered mark or interest therein or rights thereto. The Borrowers agree that a carbon, photographic, or other reproduction of a financing statement, is sufficient as a financing statement. Each Borrower immediately on demand therefor by the Bank, shall deliver to the Bank evidence of ownership, if any, of any of the Collateral.

         5.4. Preservation of Collateral. The Borrowers will keep the Collateral and all rights with respect thereto and proceeds of both free from any adverse Lien, except for Permitted Encumbrances, and, subject to ordinary wear and tear and obsolescence, in good condition, and will not waste or destroy any of the same. The Borrowers will not use the Collateral in violation of any applicable statute or ordinance.

         5.5.  Verification of Collateral; Inspections; Audit.

         (A) Any of the Bank's officers, employees or agents shall have the right, at any time or times hereafter, in the Bank's name or in the name of a Borrower to verify the validity, amount or any other matter relating to any Collateral by mail, telephone, telegraph or otherwise. The Bank shall endeavor to give the Borrowers prompt notice of the names of Account Debtors with whom the Bank has conducted such verification, provided that the Bank's failure to do so shall not give rise to any claim or defense against the Bank.


         (B) The Bank (by any of its officers, employees and/or agents) shall have the right, at any time or times during usual business hours, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrower's affairs and finances with any attorney, accountant, Account Debtor or creditor of a Borrower and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.

         5.6. Assignments; Records and Reports of Accounts. Each Borrower shall keep accurate and complete records of its Accounts; and, on the date specified in Section 7.1(B)(iii) below (and upon earlier demand by the Bank), each Borrower shall deliver to the Bank, in form and substance acceptable to the Bank, a detailed aged trial balance of all then existing Accounts specifying the names, face value and dates of invoice(s) for each Account Debtor obligated on an Account so listed and, upon demand by the Bank, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to the Accounts so scheduled and such other matters and information relating to the status of the Accounts as the Bank shall in its discretion request.

         5.7. Federal and State Accounts. Upon the Bank's request, the Borrowers shall, if any Accounts arise out of contracts with the United States of America or any state thereof or any department, administration, agency or instrumentality of any thereof, immediately notify the Bank thereof in writing and execute any and all instruments and take all steps required by the Bank in order that all monies due and to become due under such contract shall be assigned to the Bank and notice thereof given to the Government under the Federal Assignment of Claims Act, as amended. Or equivalent state statute.

         5.8. Inventory and Equipment. The Borrowers shall at all reasonable times and from time to time allow the Bank, by or through any of its officers, agents, attorneys or accountants, to examine or inspect the Inventory and the Equipment and all records concerning the same wherever located and shall furnish to the Bank such other information with respect thereto as the Bank may reasonably request.

         5.9. Collections; Notice of Assignment; Lock Box. Upon and during the continuance of an Event of Default, without limiting or otherwise impairing the Bank's right to exercise any other right or remedy which may be available to the Bank, the Bank may, upon notice to the Borrowers, require that the following provisions shall become effective:


                  (A) So long as the Bank does not request that the Account Debtors on the Accounts be notified of the assignment thereof to the Bank, the Borrowers may make collections on the Accounts, and hold the proceeds for the Bank in the exact form in which they are received from collections in trust for the Bank, and turn over such proceeds to the Bank in the exact form in which they are received, together with endorsements in favor of the Bank and a collection report in a form acceptable to the Bank. Said proceeds shall be deposited with the Bank in a collections account(s) maintained with the Bank or other nationally chartered bank acceptable to the Bank over which the Bank alone shall have power of withdrawal, pursuant to an account agreement in form and substance satisfactory to the Bank. The Bank may in its discretion at least once a Banking Day apply the whole or any part of the funds on deposit in such collections account(s) against the principal and/or interest of any Revolving Loans or any other Bank Debt which is then due, and any portion of said funds on deposit in such collection account(s) which the Bank elects not to apply to such Bank Debt shall be paid over and deposited by the Bank to the Borrowers' commercial account, provided, however, that no such transfer from the collections account(s) will be made of funds deposited in the collections account(s) less than one (1) Banking Day before the date of such transfer.

                  (B) The Bank may notify Account Debtors on any Accounts that the Accounts have been assigned to the Bank and shall be paid to the Bank. Upon request of the Bank at any time, the Borrowers will so notify such Account Debtors and will indicate on all billings to such Account Debtors that the Accounts are payable to the Bank. The Bank is hereby authorized to make any endorsement on any collection on a Borrower's behalf.

                  (C) To evidence the Bank's rights hereunder, each Borrower will upon request of the Bank assign or endorse the Accounts or proceeds thereof to the Bank as the Bank may request. The Bank shall have full power to collect, compromise, endorse, sell or otherwise deal with the Accounts or proceeds thereof in its own name or that of a Borrower. The cost of collection and enforcement of Accounts, or any Instrument belonging to a Borrower for goods sold or services rendered, including attorneys' fees and out-of-pocket expenses, shall be borne solely by the Borrowers, whether the same are incurred by the Bank or a Borrower.

                  (D) Each Borrower shall cause all Accounts to be collected through a lock-box arrangement with the Bank and shall execute a lock-box agreement in form and substance satisfactory to the Bank (the "Lock-box Agreement"). In the event that a Borrower shall default on its obligation to have Accounts collected through a lock-box arrangement, the Bank may forthwith notify all or any Account Debtors of the security interest granted to the Bank and request said Account Debtors to send all payments to be made in respect of Accounts to said lock box, or to otherwise remit the same to the Bank. The Bank in such event shall have full power and authority to endorse Borrower's name on any check, draft, note or other instrument for the payment of money which shall be received from an Account Debtor. Each Borrower also agrees upon the Bank's request to execute and deliver to the Bank a power of attorney in form satisfactory to the Bank authorizing any officer of the Bank to notify postal authorities to change the address for delivery of such Borrower's mail to an address designated by the Bank, and authorizing the Bank to open all such mail delivered to the designated address with full power to endorse such Borrower's name on any check, draft or other instrument for the payment of money from an Account Debtor for collection, provided that the Bank promptly provides a list of all such instruments for the payment of money endorsed by the Bank and delivers all other unrelated mail promptly to such Borrower.

         5.10. Additional Collateral. Any and all deposits or other sums at any time credited by or due from the Bank to the Borrowers or any of them shall at all times constitute additional security for the Bank Debt and may be set off against any such Bank Debt at any time, whether or not it is then due, or whether or not other security held by the Bank is considered by the Bank to be adequate. Any and all Instruments, documents, policies, certificates of insurance, securities, goods, accounts receivable, choses in action, Chattel Paper, cash, property and the proceeds thereof (whether or not the same are Collateral or the proceeds thereof) owned by a Borrower or in which a Borrower has an interest, which now or hereafter are at any time in possession or control of the Bank, in transit by mail or carrier to or from the Bank, or in the possession of any third party acting in the Bank's behalf, without regard to whether the Bank received the same in pledge for safekeeping, as agent for collection or transmission or otherwise, or whether the Bank has conditionally released the same, shall constitute additional security for the Bank Debt and may be applied at any time to any such Bank Debt which is then due, whether by acceleration or otherwise. In addition, all other collateral security given by a Borrower in favor of the Bank, whether by pledge, mortgage lien or security interest, shall secure all of the Bank Debt as if expressly stated in the agreement or document relating to such collateral security.


         5.11. Proceeds of Collateral. The Borrowers shall not, without the prior written consent of the Bank, sell, lease, grant a security interest in or otherwise dispose of or encumber (other than Permitted Encumbrances) the Collateral, or any part thereof or interest therein, except for the sale of Inventory in the normal course of the Borrowers' business and the sale or other disposition of Equipment which is obsolete or otherwise in need of replacement. In the event any Collateral is sold, transferred or otherwise disposed of as herein provided, the Borrowers shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Bank, which proceeds shall be applied to the repayment of the Bank Debt in such order as the Bank may determine; provided that, so long as no Event of Default or Possible Default then exists, the Borrowers may utilize such proceeds for the acquisition of replacement Equipment of like kind and utility.

6.       WARRANTIES AND REPRESENTATIONS

         6.1. General Warranties and Representations. Each Obligor hereby warrants and represents that:

         (A) Organization. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and is qualified or licensed to do business and is in good standing in every other jurisdiction wherein failure to so qualify would have a material adverse effect on the financial condition, operations, business or property of such Obligor;

         (B) Title. Each Borrower has good, indefeasible and merchantable title to and ownership of all Collateral, free and clear of all Liens except those of the Bank and those, if any, listed on Schedule 6.1(B) hereto (the "Permitted Encumbrances");

         (C) ERISA. No Obligor has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA, and the regulations promulgated thereunder and, to the best of its knowledge there exists no event described in Section 4043(b)(3) thereof ("Reportable Event"). No Obligor now has, or ever has had, any obligation to contribute to a Multiemployer Plan;

         (D) Taxes. Each Obligor has filed all federal, state and local tax returns and other reports required by law and has paid, to the extent due and payable, all federal, state, county, municipal, and other governmental (including, but not limited to, the PBGC) taxes, levies, assessments, or Liens upon or relating to the Collateral, the Bank Debt, its employees, payroll, income and gross receipts, its ownership or use of any of its assets, and any other aspect of its business (hereinafter referred to collectively as the "Charges");


         (E) Locations. The offices and/or locations where each Borrower keeps its respective Inventory, Equipment and books and records relating to Collateral, including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral, are at the locations listed on Schedule 6.1(E) hereto; the chief executive office of each Borrower is located at 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515, except that c/o Skandia International Risk Management, 346 Shelburne Road, P.O. Box 64649, Burlington, Vermont 05406-4649 is also an address at which certain records of Interstate may be located from time to time.

         (F) Other Names. No Borrower has, during the preceding five (5) years, been known as or used any other company or fictitious name; no Borrower has any Subsidiaries;

         (G) Stock. 100% of all outstanding shares or units of Stock of each Borrower are owned by Group, and all such shares or units have been duly authorized and are validly issued, fully paid for and non-assessable and have been issued in compliance with all applicable federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws;

         (H) Real Property. Certain of the Borrowers own parcels of real property at various locations throughout the United States; however, none is deemed by the Borrowers to be material on a Consolidated basis, other than the premises owned by Morgan known as 2746 Old U.S. Route 20 West, Elkhart, Indiana 46515; and no Borrower is a party to any material lease for real property;

         (I) Authorization; Valid and Binding. Each Obligor has full power and authority and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements to which it is a party, and its officers executing and delivering this Agreement and the Other Agreements are duly authorized and empowered to do so; and each of this Agreement and the Other Agreements upon delivery to the Bank, will be valid and binding obligation of such Obligor enforceable in accordance with its respective terms; provided, however, such enforceability may be (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally (except that the Bank Debt and Liens in favor of the Bank described or set forth in or created by this Agreement and the Other Agreements are not void ab initio or voidable), and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (J) No Violation. The execution, delivery and performance by each Obligor of this Agreement and the Other Agreements to which it is a party shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in such Obligor's Articles of Incorporation/Charter or Code of Regulations/Bylaws or contained in any agreement, instrument or document to which such Obligor is now a party or by which it is bound;


         (K) Financials. The Financials have been prepared in accordance with GAAP and fairly present in all material respects the assets, liabilities and financial condition and results of operations of each Borrower and Group as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and there has been no material and adverse change in the assets, liabilities or financial condition of any Obligor since the date of the Financials; there exist no equity or long-term investments in, or outstanding advances to, any Person by any Obligor not reflected in the Financials; there exist no actions or proceedings pending or threatened against any Obligor, nor has any Obligor guaranteed the obligations of any other Person;

         (L) Judgments; Decrees. No Obligor is in default in respect of any judgment, order, writ, injunction, decree or decision of any governmental body, which default would have a material adverse effect on the financial condition, operations, business or property of such Obligor; and each Obligor is in compliance in all material respects with all applicable statutes and regulations, a violation of which would have a material adverse effect upon the financial condition, operations, business or property of such Obligor;

         (M) Valid Liens. Upon execution and delivery of this Agreement and the Other Agreements, the Liens in favor of the Bank provided for hereunder and thereunder will constitute a duly perfected first priority Lien in the property described therein (to the extent, as to personal property, that a security interest therein can be perfected by the filing of financing statements) subject to no prior or equal Liens, except for the Permitted Encumbrances; and

         (N) Fed Regulations. Each Obligor's execution and delivery of this Agreement and the Other Agreements to which it is a party does not directly or indirectly violate or result in a violation of Regulations G, U or X of the Board of Governors of the Federal Reserve System, and no Borrower owns nor intends to purchase or carry any "margin security", as defined in said Regulations.

         6.2. Account Warranties and Representations. Each Borrower hereby warrants and represents to the Bank, that the Bank may, in determining which Accounts listed on or included or reflected in any borrowing certificate or report of Accounts are Eligible Accounts, rely on all statements or representations made by the Borrowers on or with respect to any such Certificate or report and, unless otherwise indicated in writing by a Borrower, that:


         (A) Genuine. They are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are evidenced by only one, if any, executed original instrument, agreement, contract or document, which has been delivered to the Bank;

         (B) Complete Transactions. Except for Accounts included in the In Transit Amount, they represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

         (C) Due and Owing. The face amounts included in or shown on any schedule of Accounts provided to the Bank, and/or all invoices and statements delivered to the Bank with respect to any Account are, except for Accounts included in the In Transit Amount, actually and absolutely owing to a Borrower and are not contingent for any reason;

         (D) No Setoff. To the best of such Borrower's knowledge, there are no setoffs, counterclaims or disputes existing or asserted in respect thereof, and such Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except a discount or allowance allowed in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

         (E) No Impairment. To the best of such Borrower's knowledge, except for Accounts included in the Eligible Reserve, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder included in or shown on any borrowing certificate or report of Accounts, and on all contracts, invoices and statements delivered to the Bank in respect thereof;

         (F) Capacity. To the best of such Borrower's knowledge, all Account Debtors thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed;

         (G) No Liens. They are not subject to any Lien except for the security interest in favor of the Bank created hereby; and

         (H) Valid. Such Borrower has no knowledge of any fact of circumstance which would impair the validity or collectibility thereof, except for Accounts included in the Eligible Reserve.

         6.3. Warranty and Reaffirmation of Warranties and Representations; Survival of Warranties and Representations. Except as otherwise disclosed in writing by the Borrowers to the Bank, each request for an advance made by a Borrower pursuant to this Agreement shall constitute (i) a warranty and representation by the Borrowers to the Bank that there does not then exist an Event of Default or Possible Default, and (ii) a reaffirmation by the Borrowers as of the date of said request of the representations and warranties contained in Sections 6.1 and 6.2 with respect to Collateral then existing. All representations and warranties of the Borrowers and the other Obligors contained in this Agreement and the Other Agreements shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.


7.       COVENANTS AND CONTINUING AGREEMENTS

         7.1.  Affirmative  Covenants.   The  Borrowers  jointly  and  severally
covenant and agree, and where indicated the other Obligors jointly and severally covenant and agree, that they shall:

         (A) Collateral Maintenance. The Borrowers shall maintain as minimum security for the Revolving Loans, Eligible Accounts having, in the aggregate, a Borrowing Base (as determined pursuant to the definition thereof, above) not less than the aggregate unpaid principal of all Revolving Loans; and, if not, immediately pay to the Bank the difference between the Borrowing Base at such time and the aggregate unpaid principal amount of the Revolving Loans;

         (B) Financial Reporting. The Obligors shall keep and maintain accurate books of account and financial records in respect of their respective businesses and property and cause to be furnished to the Bank the following:

                  (i) as soon as available, but not later than ninety (90) days after the close of each fiscal year of Group hereafter, audited financial statements of Group on a Consolidated basis and of Interstate as at the end of such year prepared in accordance with generally accepted auditing principles by a firm of independent certified public accountants of recognized standing, acceptable to the Bank and selected by Group or Interstate, as the case may be, which financial statements shall include a balance sheet, statements of income and surplus, statements of cash flow, a reconciliation of capital accounts, any management letters written by such accountants and consolidating financial statements for each of the other Obligors;

                  (ii)     concurrently  with  the  delivery  of  the  financial
                           statements described in Subsection (i) above, a certificate of such certified public accountants certifying to the Bank that, based upon their examination of the affairs of Group and its
                           Subsidiaries or of Interstate, as the case may be, performed in connection with the preparation of said financial statements, they are not aware of the existence of any Event of Default or Possible Default, or, if they are aware of such condition or event, the nature thereof;


                  (iii)    as soon as available,  but not later than  forty-five
                           (45) days after the end of each fiscal quarter of Group, as of the end of such quarter (a) unaudited interim financial statements of Group on a Consolidated basis, including a balance sheet and statements of income and surplus (together with consolidating statements for each of the other Obligors), fairly representing in all material respects Group's Consolidated financial condition as of the end of such month and (b) a certificate in form and substance satisfactory to the Bank executed by the chief financial officer of each Borrower, certifying as to compliance by the Borrowers with the covenants contained in Sections 7.2 (F), (G) and (H) of this Agreement, which certificate shall set forth in detail satisfactory to the Bank calculations evidencing such compliance;

                  (iv) as soon as available, but not later than twenty (20) days after the end of each month, (a) a Borrowing Base certificate (in form and substance designated by the Bank from time to time) duly completed and which shall contain the In Transit Amount and the Eligible Reserve as of such month end and (b) upon the Bank's request, a report as to each Borrower's Accounts with a supporting aged trial balance listing for each Account Debtor, the number and dollar amount of the Accounts due from such Account Debtor that are past due for not more than thirty (30) days, past due for not more than sixty (60) days, past due for not more than ninety (90) days, and past due for more than ninety (90) days, with the total dollar amount of each of the foregoing;

                  (v) not later than thirty (30) days after the end of each fiscal year of the Borrowers, a business plan of each Borrower in respect of the immediately succeeding fiscal year, which shall have been approved by the Board of Directors of such Borrower, and which shall include a projection of such Borrower's balance sheet, earnings/loss and cash flow for each fiscal quarter during such succeeding fiscal year;

                  (vi) immediately upon becoming aware of the existence of an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Obligor in question is taking or proposing to take in respect thereof; and

                  (vii) promptly, such other data and information (financial and otherwise) as the Bank, from time to time, reasonably may require;


         (C) Existence; Qualification. Each Obligor shall maintain (i) its corporate existence in the jurisdiction of its formation and (ii) its qualification in each other jurisdiction in which the failure so to do would have a material adverse effect on its financial condition, business, operations or property;

         (D) Charges. The Obligors shall pay and discharge promptly when due (i) all Charges and (ii) all lawful Debt, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might have a material adverse effect on its financial condition, operations, business or property, provided that Obligors shall not be required to pay and discharge or cause to be paid and discharged any such Charges, Debt (other than the Bank Debt), obligations or claims so long as the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted, and further provided that a reserve or other appropriate provision as shall be in accordance with GAAP shall have been made therefor;

         (E) Compliance with Laws. The Obligors shall observe and comply in all material respects with all laws (including ERISA), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all governmental bodies, which now or at any time hereafter may be applicable to it, a violation of which might have a material adverse effect on its financial condition, operations, business or property;

         (F) Inspection. Each Obligor shall permit representatives of the Bank to visit its offices during normal business hours to examine the books and records thereof and accountants' reports relating thereto, and to make copies or extracts therefrom, and to discuss the affairs of such Obligor with the officers thereof, at all reasonable times, and, at all reasonable times, to meet and discuss the affairs of such Obligor with Group's accountants;

         (G) Material Commitments. Each Borrower shall maintain in full force and effect, all material agreements, including, without limitation, all leases, franchises, copyrights, patents, licenses, permits, applications, reports, authorizations and other rights, as are necessary for the conduct of its business;

         (H) Account Notification. The Borrowers shall, immediately upon a Borrower's learning thereof, inform the Bank, in writing, of (i) any material delay in a Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any material claims, offsets or counterclaims by any Account Debtor and of any allowances, credits (other than as permitted in Section 6.2(D)) or other monies granted by a Borrower to any Account Debtor;
(ii) all material adverse information relating to the financial condition of any Account Debtor; (iii) any facts relating to any Account which would render untrue, in any material respects, any representation or warranty made pursuant to Section 6.2; (iv) any litigation affecting a Borrower, whether or not the claim is considered by the Borrowers to be covered by insurance, and of the institution of any suit or administrative proceeding which may materially and adversely affect the operations, financial condition or business of a Borrower or the Bank's security interest in the Collateral;


         (I) Taxes. The Borrowers shall pay all stamp and any other similar excise taxes claimed payable by any Federal or state authority with respect to this Agreement or the Revolving Note, which obligation shall survive the termination of this Agreement and payment of the Bank Debt;

         (J) Discharge Liens. The Borrowers shall promptly after discovery of existence discharge any Liens against the Collateral, other than the Permitted Encumbrances;

         (K) Repair. The Borrowers shall keep and maintain all tangible Collateral in good operating order and repair, ordinary wear and tear and obsolescence excepted; and

         (L) Other Covenants. The Borrowers shall perform, observe and comply with such other covenants as the Bank may from time to time reasonably require of the Borrowers to assure the repayment in full of all of the Bank Debt or the complete and timely performance by the Borrowers of all the provisions of the Borrowers hereunder.

         7.2. Negative Covenants. The Borrowers jointly and severally covenant and agree, and where indicated the other Obligors jointly and severally covenant and agree, that they shall not:

         (A) Other Debt. No Borrower shall incur, create, assume, or have outstanding any Funded Debt, except (i) instruments creating or securing Permitted Encumbrances, (ii) the Revolving Note, (iii) notes for Debt otherwise owing to the Bank, (iv) Subordinated Debt, (v) Funded Debt shown as liabilities of one or more of the Obligors on the Consolidated balance sheet of Group as of December 31, 1997 delivered to the Bank prior to the Closing Date, and (vi) Funded Debt, in addition to that described in clauses (i) through (v), above, which does not at any time in the aggregate exceed $750,000 on a Consolidated basis;

         (B) Sale and Leaseback; Liens. Except as provided in Section 5.11, no Borrower shall enter into any sale and leaseback transaction or arrangement with any Person with respect to any of the assets of such Borrower or its Subsidiaries, or grant a security interest, mortgage, pledge, hypothecate or otherwise voluntarily place a Lien upon any assets for any obligation of such Borrower, except for Permitted Encumbrances;


         (C) Merger; Consolidation; Sale. No Obligor shall merge or consolidate with or into, or enter into any merger agreement with any other entity, or lease, sell or transfer all or substantially all its property, assets and business to any other entity, other than another Obligor;

         (D) Investments. No Obligor shall make any advance to, or investment of any kind in, or loan any money to, or guarantee any obligation of any other Person or purchase any evidence of Debt or securities (including Stock) or the business or substantially all of the property of any other Person or hereafter make prepayments or advances to others except for (i) endorsements of instruments or items of payment for deposit to the general account of such Obligor in the ordinary course of business or for delivery to the Bank on account of the Bank Debt, (ii) loans to officers of a Borrower the proceeds of which are used to fund his or her obligations in connection with his or her exercise of rights under an employee stock option plan, so long as the aggregate amount of all such loans at any time outstanding does not exceed $600,000 on a Consolidated basis, (iii) advances to employees (other than of the type described in clause (ii), above) made in the ordinary course of such Obligor's business in the aggregate amount of not more than $150,000 at any time outstanding on a Consolidated basis, (iv) the obligations of such Obligor under and pursuant to this Agreement and the Other Agreements and (v) Subsidiaries of Group which are guarantors of the Bank Debt pursuant to a Guaranty in the form of Exhibit D hereto;

         (E) Assignment of Accounts. No Obligor shall sell, assign or transfer any notes, accounts receivable or money due or to become due either as security or otherwise, except to secure the Debt of the Obligors hereunder or other Debt now or hereafter owing to the Bank;

         (F) Leverage. The Obligors shall not allow the Leverage Ratio as at the end of any fiscal quarter to be greater than forty-five percent (45%).

         (G) Net Worth. The Obligors shall not allow Consolidated Net Worth (i) as at the end of the fiscal quarter ending March 31, 1998 to be less than an amount equal to the sum of (a) $12,000,000, plus (b) the Quarterly Increase for such fiscal quarter; and (ii) as at the end of any fiscal quarter thereafter to be less than an amount equal to the sum of (a) the Previous Minimum for such fiscal quarter, plus (b) the Quarterly Increase for such fiscal quarter.

         (H) Interest Coverage. The Obligors shall not allow the Interest Coverage Ratio as of the end of any fiscal quarter, commencing June 30, 1998, to be less than (a) as at the end of the fiscal quarters ending June 30, and September 30, 1998, 2.50 to 1, and (b) as at the end of any fiscal quarter thereafter, 3.00 to 1;


         (I) Drafts; Trade Acceptances. No Obligor shall accept any drafts or trade acceptances against it;

         (J) Records and Collateral Locations. No Borrower shall remove its books and records and/or the Collateral from the location(s) set forth in
Schedule 6.1(E) or keep any of such books and records and/or the Collateral at any other office(s) or location(s) unless (i) such Borrower gives the Bank written notice thereof and of the new location of said books and records and/or the Collateral at least thirty (30) days prior thereto and (ii) the other office or location is within the continental United States of America; or

         (K) Plans. No Obligor shall terminate any Plan which would (i) result in any liability of any Obligor to the PBGC, or (ii) permit the occurrence of any Reportable Event (as defined in Section 6.1(C)), or any other event or condition, which presents a risk of such a termination by the PBGC of any Plan, or (iii) withdraw or effect a partial withdrawal from a Multiemployer Plan if such withdrawal would result in any Obligor's incurring any withdrawal liability in excess of $100,000.

         7.3. Payment of Charges and Claims. If an Obligor at any time or times hereafter, shall fail to pay the Charges when due or promptly obtain the discharge of such Charges or of any Lien asserted against the Collateral, the Bank may, without waiving or releasing any obligation or liability of the Obligors or any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which the Bank deems advisable. All sums paid by the Bank hereunder and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Borrowers to the Bank and shall be additional Bank Debt hereunder secured by the Collateral.

         7.4.  Insurance, Payment of Premiums.

         (A) Maintenance of Insurance. Each Borrower shall, at its sole cost and expense, keep and maintain (i) the tangible Collateral and the records relating to the Accounts insured for their full insurable value against loss or damage by fire (including so-called "extended coverage"), theft, explosion, sprinkler leakage and all other hazards and risks ordinarily insured against by other prudent owners or users of such properties in similar businesses (sometimes referred to herein as "casualty insurance"), and (ii) insurance for liability from personal injury and property damage in such amounts as similar businesses maintain. The Borrowers shall notify the Bank promptly of any event or occurrence causing a material loss or decline in value of such Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on such Collateral shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall provide such coverages and be in such amounts as may be reasonably satisfactory to the Bank.


         (B) Evidence; Requirements; Power of Attorney. At the Bank's request, the Borrowers shall deliver to the Bank the original (or certified copy) of each policy of insurance required hereunder and evidence of payment of all premiums therefor. Such policies of casualty insurance shall contain a mortgagee endorsement or provision, in form and substance acceptable to the Bank, and shall show loss payable to the Bank. Such policies, or an independent instrument furnished to the Bank, shall provide that the insurance companies will give the Bank at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of a Borrower, or any other Person shall affect the right of the Bank to recover under such policy or policies of insurance in case of loss or damage. Each Borrower hereby directs all insurers under such policies of casualty insurance to pay all proceeds payable thereunder directly to the Bank. Each Borrower irrevocably makes, constitutes and appoints the Bank (and all officers, employees or agents designated by the Bank) as such Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies of casualty insurance, endorsing the name of such Borrower on any check, draft, instrument or other items of payment for the proceeds of such policies of casualty insurance and for making all determinations and decisions with respect to such policies of casualty insurance. In the event a Borrower, at any time hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligations or Event of Default, may at any time thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Bank deems advisable. All sums so disbursed by the Bank, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable on demand by the Borrowers to the Bank and shall be additional Bank Debt hereunder secured by the Collateral.

         7.5. Use of Proceeds. The Borrowers covenant and agree that the proceeds of the Revolving Loans for working capital for corporate purposes and the conduct of their respective businesses.


         7.6. Survival of Obligations Upon Termination of Agreement. Except as otherwise expressly provided for in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of the Obligors or the Bank relating to any transaction or event occurring prior to such termination or cancellation.

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         8.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (A) Payment. If the Borrowers shall fail to pay (i) when due, or within five (5) days thereafter, any principal (including, without limitation, principal due pursuant to Section 7.1(A), above) or interest under the Revolving Note or (ii) any other portion of the Bank Debt within ten (10) days after the Bank sends to the Borrowers written demand therefor;

         (B) Other Covenants. If an Obligor (i) shall fail or omit to perform, observe or satisfy any of the warranties, covenants, agreements or conditions contained in Section 7.2, above or (ii) shall fail or omit to perform, observe or satisfy any of the warranties, covenants, agreements or conditions (other than those referred to in Paragraph (A) or in clause (i) of this Paragraph (B)) contained in this Agreement or any of the Other Agreements and such failure or omission shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to the Borrowers by the Bank that the specified Possible Default is to be remedied; provided, however, that if any such failure or omission is not of the type which is susceptible to correction within said 30 day period, then such failure or omission shall be deemed an Event of Default as of the date of occurrence thereof;

         (C) Representations and Warranties. Any warranty, representation or written statement made or furnished to the Bank by or on behalf of an Obligor proves to have been false in any material respect when made or furnished;

         (D) Cross Default. If any event occurs which allows the acceleration of the maturity of the Debt of any Obligor for Funded Debt owing to Persons other than the Bank in excess of $500,000, including, without limitation, the Subordinated Debt;

         (E) Levy. If any Collateral is levied upon, seized or attached judicially, and, in any of such events, the Bank does not immediately receive substitute or replacement Collateral satisfactory to the Bank in its sole discretion;


         (F) Obligor Insolvency. If any Obligor shall suspend business, or if any Obligor shall become insolvent or shall file a voluntary petition in bankruptcy, or shall file a voluntary petition or an answer admitting the jurisdiction of the court and the material allegations of, or shall consent to, any involuntary petition pursuant to or purporting to be pursuant to any bankruptcy, reorganization or insolvency law of any jurisdiction, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee of all or a substantial part of the property of such Obligor;

         (G) Obligor Involuntary Proceedings. If an order shall be entered against any Obligor (without the application, approval or consent of such Obligor) and shall not be dismissed or stayed within thirty (30) days from its entry pursuant to or purporting to be pursuant to any bankruptcy, reorganization or insolvency law of any jurisdiction (i) approving an involuntary petition seeking reorganization or liquidation; or (ii) approving an involuntary petition seeking an arrangement with creditors of such Obligor; or (iii) appointing any receiver or trustee of all or a substantial part of the property of such Obligor;

         (H) Other Insolvency. Default by any other surety or guarantor for an Obligor in any obligation or liability to the Bank or the occurrence of any event described in Section 8.1(F) or (G) in respect of any such guarantor or surety;

         (I) Loss of Collateral. Any material portion of the Collateral is damaged or lost by fire, theft or other casualty which is uninsured, and the Borrowers do not immediately, upon demand, furnish additional security satisfactory to the Bank;

         (J) Change of Control.  A Change of Control shall occur;

         (K) Judgments. Final judgment for the payment of money in excess of $100,000 shall be rendered against any Obligor, and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

         (L) Subordinated Default. Any obligee of Subordinated Debt shall (i) fail to materially comply with the subordination provisions of the instruments evidencing such Subordinated Debt or any separate subordination agreement, or
(ii) initiate judicial proceedings against a Borrower or take any action seeking to obtain possession of any assets of a Borrower without the consent of the Bank; or

         (M) ERISA. If (i) any Reportable Event occurs and the Bank in its reasonable determination deems such Reportable Event to constitute grounds (A) for the termination of any Plan by the PBGC or (B) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Bank within thirty (30) days after giving of written notice of such determination to the Borrowers by the Bank or (ii) any Plan shall be terminated within the meaning of title IV of ERISA, or (iii) a trustee shall be appointed by the appropriate United States district court to administer any Plan, or (iv) the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.


         8.2.  Acceleration of the Bank Debt.

         (A) Optional Acceleration. Upon the occurrence of an Event of Default described in Section 8.1(A), (B), (C), (D), (E), (H), (I), (J), (K), (L), or (M)
and at any time thereafter, if any such Event of Default shall then be continuing, the Revolving Loans and all other Bank Debt shall, at the option of the Bank and without demand, notice, or legal process of any kind, be declared, and thereupon immediately shall become, due and payable in full, and the Bank shall have no further obligation to advance Revolving Loans hereunder.

         (B) Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 8.1(F) or (G), all of the Bank Debt shall automatically without any declaration or other action by the Bank, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable, and the Bank shall have no further obligation to advance Revolving Loans hereunder.

         8.3. Remedies. Upon, and thereafter during the continuance of, an Event of Default, the Bank shall have the following other rights and remedies:

         (A) Cumulative Remedies. In addition to any other rights and remedies contained in this Agreement and in all of the Other Agreements, all of the rights and remedies of a secured party under the Code or other applicable law, all of which rights and remedies (under this Agreement, the Other Agreements, the Code and at law and in equity) shall be cumulative and nonexclusive, to the extent permitted by law;

         (B) Mail. The right to open the mail of the Borrowers and collect any and all amounts due from the Account Debtors;

         (C) Entry; Assembly of Collateral. The right to (i) enter upon the premises of the Borrowers without any obligation to pay rent, through self-help and without judicial process, without first obtaining a final judgment or giving notice and opportunity for a hearing on the validity of the Bank's claim, or any other place or places where the Collateral is located and kept, and remove the Collateral therefrom to the premises of the Bank or any agent of the Bank, for such time as the Bank may desire, in order to collect or liquidate effectively the Collateral, or (ii) require the Borrowers to assemble the Collateral and make it available to the Bank at a place to be designated by the Bank, in its sole discretion;


         (D) Collection, Compromise of Accounts. The right to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of a Borrower's rights and remedies with respect to the collection of the Accounts and Special Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and Special Collateral upon such terms, for such amounts and at such time or times as the Bank deems advisable;
(vii) discharge and release the Accounts and Special Collateral; (viii) take control, in any manner, of any item of payment or proceeds referred to in
Section 5.9; (ix) prepare, file and sign each Borrower's name on any Proof of Claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign each Borrower's name on any Notice of Lien, Assignment or Satisfaction of Lien or similar document in connection with the Accounts and Special Collateral; (xi) do all acts and things necessary in the Bank's sole discretion, and at its option to fulfill each Borrower's obligations under this Agreement; (xii) endorse the name of each Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; (xiii) use each Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors and (xiv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which such Borrower has access; and

         (E) Sale; Disposition. The right to (i) sell or to otherwise dispose of all or any Collateral in its then condition or after any further modification or processing thereof, at public or private sale or sales, in lots or in bulk, for cash or on credit, all as the Bank, in its sole discretion, may deem advisable;
(ii) adjourn such sales from time to time with or without notice; (iii) conduct such sales on a Borrower's premises or elsewhere and use a Borrower's premises without charge for such sales for such time or times as the Bank may see fit. The Bank is hereby granted a license or other right to use, without charge, each Borrower's labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral, in advertising for sale and selling any Collateral, and each Borrower's rights under all licenses, permits and all franchise agreements which are Collateral shall inure to the Bank's benefit. The Bank shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and the Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Bank Debt. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by the Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Bank Debt; third to the principal of the Revolving Loans; and fourth to the remaining Bank Debt, if any. Subject to any applicable order of court or other requirement of law, any surplus shall be paid to the Borrowers or other claimants as their interests may appear. If any deficiency shall arise, the Borrowers shall remain liable to the Bank therefor.


         8.4. Interest Rate in the Event of Default. Upon the occurrence and during the continuance of an Event of Default, the rate of interest accruing on the Bank Debt (the "Default Interest Rate") shall, at the Bank's option, be increased to a rate per annum which shall be three hundred (300) Basis Points in excess of the rate of interest which would otherwise accrue pursuant to Section 2.3.

         8.5. Notice. Any notice required to be given by the Bank of a sale, lease, other disposition of the Collateral or any other intended action by the Bank, if given five (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrowers.

         8.6. Rights Cumulative. The Bank's rights and remedies herein are cumulative and non-exclusive; and no such right or remedy specified in this
Article 8 shall be deemed to limit, before or after the occurrence of an Event of Default, the exercise of any right of the Bank provided for elsewhere in this Agreement or in the Other Agreements, including, without limitation Article 5, above, or at law or in equity.

9.       MISCELLANEOUS

         9.1. Appointment of the Bank as Lawful Attorney. Each Borrower irrevocably designates, makes, constitutes and appoints the Bank (and all persons designated by the Bank) as such Borrower's true and lawful attorney (and agent-in-fact) and the Bank, or the Bank's agent, may, without notice to such
Borrower:

         (A) At such time or times hereafter as the Bank or said agent, in its sole discretion, may determine, in such Borrower's or the Bank's name, endorse such Borrower's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into the possession of the Bank or under the Bank's control; and


         (B) Sign the name of such Borrower on any of the Supplemental Documentation and deliver any of the Supplemental Documentation to such Persons as the Bank, in its sole discretion, may elect.

         9.2. Modification of Agreement; Sale of Interest. This Agreement and the Other Agreements may not be modified, altered or amended, except by an agreement in writing signed by the Obligors and the Bank. No Borrower may sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, such Borrower's rights, title, interest, remedies, powers, and/or duties hereunder or thereunder. Each Obligor hereby consents to the Bank's participation, sale, assignment, transfer or other disposition, at any time or times hereafter of this Agreement, or the Other Agreements, or of any portion hereof or thereof, including, without limitation, the Bank's rights, title, interest, remedies, powers, and/or duties hereunder or thereunder.

         9.3. Expenses (Including Attorneys' Fees). The Borrowers shall pay, and upon demand reimburse the Bank, for all of the Bank's costs and expenses incidental to the extension of credit and the administration or modification thereof (including, without limitation, the collection of any and all Bank Debt and the negotiation, preparation and enforcement of this Agreement and all of the Other Agreements) provided for in this Agreement or any Other Agreement including reasonable fees and out-of-pocket expenses of the Bank's counsel, title fees, survey fees, inspection fees, revenue, stamp, excise, note and mortgage taxes claimed payable by any federal, state or local authority, with obligation to pay all such costs to survive the termination of this Agreement and payment of the Bank Debt. All such expenses paid by the Bank hereunder shall be additional Bank Debt secured by the Collateral.

         9.4. Waiver by the Bank. The Bank's failure, at any time or times hereafter, to require strict performance by an Obligor of any provision of this Agreement or the Other Agreements shall not waive, affect or diminish any right of the Bank thereafter to demand strict compliance and performance. Any suspension or waiver by the Bank of an Event of Default under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or the Other Agreements, and no Event of Default under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by the Bank, unless such suspension or waiver is by an instrument in writing signed by an officer of the Bank, directed to the Borrowers and specifying such suspension or waiver.


         9.5. Severability. Wherever possible, each provision of this Agreement and the Other Agreements shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the ineffectiveness of such provision materially and adversely alters the benefits accruing to any party hereunder.

         9.6. Parties. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the Obligors and the Bank and their respective successors and assigns. This provision, however, shall not be deemed to modify
Section 9.2 hereof.

         9.7. Conflict of Terms. The Other Agreements and all Exhibits hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

         9.8. Waivers by Obligors. Except as otherwise provided for in this Agreement, each Obligor waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Bank on which such Obligor may in any way be liable and hereby ratifies and confirms whatever the Bank may do in this regard; (ii) all rights to notice of a hearing prior to the Bank's taking possession or control of, or to the Bank's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Bank to exercise any of the Bank's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Each Obligor acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

         9.9. Governing Law. THIS AGREEMENT IS EXECUTED AND DELIVERED IN THE STATE OF OHIO, THE LAWS OF WHICH SHALL GOVERN THE VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF AND OF THE OTHER AGREEMENTS. EACH OBLIGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF OHIO OR ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ITSELF, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO SUCH OBLIGOR AT THE ADDRESS OF SUCH OBLIGOR SET FORTH IN SECTION 9.11, BELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.


         9.10. WAIVER OF JURY TRIAL. EACH OF THE BANK, MORGAN, TDI, INTERSTATE AND GROUP, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY
PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND ANY OF THE OBLIGORS ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN ANY AND ALL OF THE OBLIGORS AND THE BANK IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE REVOLVING NOTE, ANY GUARANTY OF PAYMENT OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT RELATED THERETO.

         9.11. Notice. All notices, requests, demands, directions and other communications given to or made upon any party hereto under the provisions of this Agreement shall be in writing (including telecopied communication) and shall be hand delivered or sent by certified mail, return receipt requested, or first class "Express Mail" or overnight courier service, with receipt for delivery thereof, or by telex, telecopy or telegram with confirmation in writing by certified mail, return receipt requested or Express Mail or overnight courier service, with receipt for delivery thereof, in all cases with postage or charges prepaid, to the applicable party, addressed as follows:

         If to the Bank:   KeyBank National Association
                                            127 Public Square
                                            Cleveland, Ohio  44114
                                            Attn: Mark A. LoSchiavo

         With a copy to:   Berick, Pearlman & Mills Co., L.P.A.
                                            1350 Eaton Center
                                            1111 Superior Avenue
                                            Cleveland, Ohio  44114
                                            Osborne Mills, Jr., Esq.

         If to an Obligor: c/o The Morgan Group, Inc.
                           2746 Old U.S. Route 20 West
                             Elkhart, Indiana 46515
                              Attn: Dennis Duerksen

         With a copy to:   Barnes & Thornburg

                           600 1st Source Bank Center
                           100 North Michigan
                           South Bend, Indiana 46601
                           Attn: Brian J. Lake, Esq.

or in accordance with any unrevoked written direction from any party to each of the other parties hereto. Each such notice shall be deemed to have been given or received on the date received, except when sent by Express Mail or overnight courier service, in which case such notice shall be deemed to have been received on the next business day thereafter, and except further when sent by certified mail, in which case such notice shall be deemed to have been received on the third business day thereafter.

         9.12. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         9.13. No Assurance of Extension or Renewal. The Borrowers confirm that the Bank has not made or given any agreement, understanding or other assurance that the Bank will agree to extend or renew the term of the Revolving Credit Facility beyond its maturity stated above. Without limiting the generality of the foregoing sentence, the Borrowers also confirm that the inclusion in this Agreement of certain covenants or other provisions containing or contemplating dates which are after such stated maturity of the Revolving Credit Facility were included herein solely for convenience in the event that such term is extended or renewed and shall not be construed to imply that the Bank has made or given any agreement, understanding or other assurance that it will extend or renew such term.

10.      JOINT AND SEVERAL

         The Borrowers agree and acknowledge that their liability to pay all Bank Debt and to perform all other obligations under this Agreement and each Other Agreement to which they are a party is and shall be joint and several. No Borrower shall have any right of subrogation, reimbursement or similar right in respect of its payment of any sum or its performance of any other obligation hereunder unless and until all Bank Debt has been paid in full and the Bank has no further obligation hereunder. In addition, each Borrower confirms that upon the Bank's advance of the Revolving Loans, it will have received adequate consideration and reasonably equivalent value for the Debt incurred and other agreements made in the this Agreement and the Other Agreements in that (i) their businesses are operated as an integrated group, (ii) due to the nature of such businesses, it is highly unlikely that the Borrowers could be financed separately upon terms as favorable as they are under a unified credit facility, and (iii) without the financing provided by the Bank hereunder to the Borrowers jointly, no Borrower could reasonably expect to obtain financing separately on terms as favorable as those provided for herein.


         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first set forth above.


BANK                                                          BORROWERS

KEYBANK NATIONAL ASSOCIATION                MORGAN DRIVE AWAY, INC.




By:/s/ Richard A. Pohle                     By:/s/ Dennis Duerksen
   --------------------------                  ----------------------------
   Richard A. Pohle,                           Dennis Duerksen,
   Vice President                              Chief Financial Officer

GUARANTOR

THE MORGAN GROUP, INC.                      TDI, INC.


By:/s/ Dennis Duerksen                     By: /s/ Dennis Duerksen
   --------------------------                  ----------------------------
   Dennis Duerksen,                            Dennis Duerksen,
   Chief Financial Officer                     Chief Financial Officer



                                           INTERSTATE INDEMNITY COMPANY


                                            By:/s/ Dennis Duerksen
                                               ----------------------------
                                               Dennis Duerksen,
                                               Vice President

                             SCHEDULES AND EXHIBITS


Schedules:

Schedule 1A                Financials

Schedule 1B                Licenses, Patents, Etc.

Schedule 6.1(B)            Permitted Encumbrances

Schedule 6.1(E)            Locations of Inventory, Equipment,
                           Books and Records Relating to Collateral




Exhibits:

Exhibit A                  Form of Revolving Note

Exhibit B                  Form of Opinion of Borrower's Counsel

Exhibit C                  Form of Landlord Waiver

Exhibit D                  Form of Continuing Guaranty

                                    EXHIBIT A

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


$15,000,000                                                      Cleveland, Ohio
                                                                  March 31, 1998


         FOR VALUE RECEIVED, the undersigned MORGAN DRIVE AWAY, INC., TDI, INC., and INTERSTATE INDEMNITY COMPANY (each a "Borrower" and, collectively, the "Borrowers"), jointly and severally, promise to pay to the order of KEYBANK NATIONAL ASSOCIATION (together with any subsequent holder of all or any portion of this Note, the "Bank"), at 127 Public Square, Cleveland, Ohio 44114 or such other address as the Bank may from time to time designate in writing, on April 30, 2001 the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or the aggregate unpaid principal amount of all loans evidenced by this Note made by the Bank to the Borrowers or any of them pursuant to the Credit Agreement (as hereinafter defined), whichever is less, in lawful money of the United States of America. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Amended and Restated Credit Agreement and Security Agreement dated March 25, 1998 (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Credit Agreement"), among the Borrowers, the Bank and The Morgan Group, Inc.

         The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of each Revolving Loan evidenced hereby from the date of such Revolving Loan until principal amount is paid in full, at such interest rates, computed in such manner, and payable at such times, as are specified in the Credit Agreement. The Borrowers jointly and severally promise to pay on demand interest on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates set forth in the Credit Agreement; and upon and during the continuance of an Event of Default, the indebtedness evidenced hereby shall bear interest at the Default Interest Rate.

         The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, will be shown on a ledger or other record of the Bank or by such other method as the Bank may generally employ; provided, however, that failure to make any such entry or any error in such entries shall in no way detract from the Borrowers' obligations under this Note.

         This Note is the Revolving Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the Borrowers to anticipate payments hereof, the right of the Bank to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default of the type described in Section 8.1(F) or (G) of the Credit Agreement, the maturity of the obligations evidenced hereby shall, automatically and without any action by the Bank, be accelerated, and such obligations shall be immediately due and payable. Upon the occurrence of any other Event of Default, the Bank may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event the Bank shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agrees to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law.


         The indebtedness evidenced by this Note is secured by a Lien in the Collateral pursuant to the Credit Agreement and is guaranteed by the Guaranty of The Morgan Group, Inc.

                  This Note evidences the Borrowers' indebtedness for Revolving Loans and amends and restates in its entirety the Master Revolving Note of Morgan and TDI in the face amount of $13,000,000 in favor of the Bank dated March 27, 1997 (as amended by an amendment dated March 6, 1998, the "Prior Note")(with Interstate joining in this Note pursuant to the Credit Agreement), provided that this Note shall not be construed to evidence a payment and readvance of the Revolving Loans evidenced thereby and hereby, it being the intention of the Borrowers and, by its acceptance hereof, the Bank that both such Notes evidence the same indebtedness. In addition to the foregoing, this Note also evidences the indebtedness of the Borrowers for accrued and unpaid interest due under the Prior Note which remains unpaid on the date hereof, all of which interest shall be due and payable in full on March 31, 1998.

         The Borrowers and each endorser, surety and guarantor hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure to exercise or delay in exercise by the Bank of any of its rights hereunder in any particular instance shall not constitute a waiver in that or any subsequent instance.

         The joint and several obligations of each of the Borrowers under this Note shall be absolute and unconditional and shall remain in full force and effect until all of the obligations hereunder shall have been paid or deemed paid and, until such payment has been made, shall not be discharged, affected, modified or impaired upon the happening from time to time of any event, including without limitation, any of the following, whether or not with notice to or the consent of any of the Borrowers:


         (a)      the  waiver,  compromise,   indulgence,  settlement,  release,
                  termination, modification or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations, covenants or agreements of any of the Borrowers under this Note, the Credit Agreement or any of the Other Agreements;

         (b) the failure to give notice to any or all of the Borrowers of the occurrence of an Event of Default;

         (c) the release, substitution or exchange by the Bank of any security held by it for the payment of any of the Liabilities or the acceptance by the Bank of any additional security for the Bank Debt or the availability, or claimed availability, of any other security, collateral or source of repayment;

         (d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting, any or all of the Borrowers or any other person or entity who, or any of whose property, shall at any time in question be obligated in respect of the Liabilities or any part thereof;

         (e) any failure, omission, delay or neglect by the Bank in enforcing asserting or exercising any right, power or remedy under this Note, the Credit Agreement or any of the Other Agreements or at law or in equity;

         (f) the release of any person primarily or secondarily liable for all or any part of the Bank Debt;

         (g)      any nonperfection or other impairment of any security;

         (h) any assignment or transfer by the Bank of all or any interest in this Note;

         (i)      the invalidity or unenforceability of any term or provision in
                  this  Note,   the  Credit   Agreement  or  any  of  the  Other
                  Agreements; or

         (j) to the extent permitted by law, any event or action that would, in the absence of the provisions hereof, result in the release or discharge of any or all of the Borrowers from the performance or observance of any obligation, covenant or agreement contained in this Note, the Credit Agreement or any of the Other Agreements.


Without limiting the foregoing, it is the intention of the parties that any modification, limitation, or discharge of the obligations of any of the Borrowers arising out of or by virtue of any bankruptcy, reorganization, or similar proceeding for relief of debtors under federal or state law shall not affect, modify, limit or discharge the liability of any other co-Obligor in any manner whatsoever, and this Note shall remain and continue in full force and effect and shall be enforceable against such co-Obligors to the same extent and with the same force and effect as if any such proceedings had not been instituted, and the other co-Obligors shall be jointly and severally liable to the Bank under this Note for the full amount payable hereunder, irrespective of any modification, limitation, or discharge of the liability of any co-Obligor that may result from any such proceeding. The obligations of the Borrowers to the Bank pursuant hereto include and apply to any payment or repayments received by the Bank on account of the liabilities evidenced hereby which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver, or any other person or entity under any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar law or equitable doctrine. If any action or proceeding seeking such repayment is pending or, in the Bank's sole judgment, threatened, this Note and, any security interest herefor, shall remain in full force and effect notwithstanding that one, or more or all of the Borrowers may not then be obligated to the Bank. The joint and several obligations of the Borrowers to the Bank under and pursuant to this Note and any security therefor, shall remain in full force and effect until the Bank has received payment in full of all obligations hereunder and the expiration of any applicable preference or similar period pursuant of any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payments received by the Bank.

         If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

         Each Borrower (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any suit, action or other proceeding arising out of or based upon this Note or the subject matter hereof brought by the Bank or its successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such Ohio state or federal court. Each Borrower agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Bank. Final judgment against any Borrower in any such action, suit or proceeding may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Bank may at its option bring suit, or institute other judicial proceedings, against a Borrower in any state or federal court of the United States or of any country or place where such Borrower or its property may be found.


         EACH BORROWER AND, BY ACCEPTANCE HEREOF, THE BANK , TO THE EXTENT PERMITTED BY LAW WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE BANK AND SUCH BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN SUCH BORROWER (AND, IF APPLICABLE, THE OTHER BORROWERS AND MORGAN GROUP, INC.) AND THE BANK IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT OR ANY OTHER AGREEMENT, INSTRUMENT, OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.


MORGAN DRIVE             TDI, INC.                 INTERSTATE INDEMNITY
AWAY, INC.                                         COMPANY



By /s/ Dennis Duerksen   By /s/ Dennis Duerksen     By /s/ Dennis Duerksen
  --------------------     ---------------------     ----------------------
  Dennis Duerksen,         Dennis Duerksen,          Dennis Duerksen,
  Chief Financial          Chief Financial           Vice President
  Officer                  Officer

                                    EXHIBIT C


                LANDLORD ESTOPPEL CERTIFICATE, WAIVER AND CONSENT

         This Landlord Estoppel Certificate, Waiver and Consent is made this __ day of March, 1998, by ____________________________, a _______________________
("Landlord"), for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, and its successors and assigns ("Bank").

         Landlord has entered into a certain Lease Agreement dated _____________, 199__ ("Lease") with ______________________, a __________
corporation ("Borrower"), as lessee or tenant, for certain premises consisting of _______ square feet located at ________________________________, ___________,
_______, ___________ County, _____ _____ ("Premises").

         Bank is about to enter into a financing arrangement with Borrower and as a condition to Bank's financing, Bank requires, among other things, certain liens and security interests in and to all of Borrower's personal property, now owned or hereafter acquired, including, without limitation, all of Borrower's existing and future contract rights, accounts, accounts receivable, general intangibles and all goods, inventory, machinery, equipment, fixtures, cash, documents, instruments and chattel paper now owned or hereafter acquired by Borrower, wherever located, including all proceeds of any and all of the foregoing and all payments under insurance policies with respect to any of the foregoing (collectively, the "Personal Property").

         In addition, Bank requires, as a condition to its agreement to enter into the above-referenced transaction, among other things, certain agreements from Landlord with respect to the Lease and the Premises.

         In consideration of the foregoing and of Landlord's ongoing business relationship with Borrower, Landlord hereby represents and agrees as follows:

         1. The Lease, a true and complete copy of which is attached hereto as Exhibit A, is at present in full force and effect on the date hereof; it has not been amended, supplemented, extended or renewed in any respect except for such amendments as may be included in said Exhibit; and there is no other agreement or instrument to which Landlord is a party, which is binding upon Borrower and which relates to the Premises, including any assignment of the Lease. The terms of the Lease include the following:

                  a.       The  term  of  the  Lease  is  __  (__)  years.   The
                           commencement   date  is   ____________________.   The
                           expiration date is ________________.

                  b. The Lease provides for the following renewal or expansion options:

                           ============================

                  c.       The initial  annual base rent payable under the Lease
                           is    $____________    payable   in   equal   monthly
                           installments of $_____________.

                  d.       The  Lease   provides  for  payment  by  Borrower  of
                           additional rent as follows:

                  -----------------------------

                  e. The amount of the security deposit or any other deposit of Borrower being held by Landlord tinder the Lease is: $___________

2. There is no action, whether voluntary or otherwise, pending against Landlord under bankruptcy or insolvency laws of the United States or any state thereof which would prevent Landlord from fulfilling its obligations under the Lease.

3. Landlord represents that Landlord is not in default under the Lease and that Landlord has no knowledge that Borrower is currently in default thereunder.

4. Landlord waives and relinquishes all rights of levy or distraint for rent.

5. The Personal Property may be stored, utilized and/or installed in the Premises and will not be deemed to be a fixture, real property or part of the Premises, but rather will at all times be considered personal property.

6. Landlord disclaims any interest in the Personal Property and agrees to assert no claim to the Personal Property while Borrower is indebted to Bank. Landlord represents and warrants to Bank that the Personal Property is not subject to any lien or claim in favor of any mortgagee of the Premises, and Landlord agrees that any future mortgage or lien in favor of any mortgagee of the Premises will not create a security interest or lien against the Personal Property.

7. Bank or its representatives may enter upon the Premises at any reasonable time to inspect or remove the Personal Property provided, however, that Bank shall repair at its own expense any injury to the Premises caused by such removal, and may advertise and conduct a public auction or private sale on the Premises.

8. In the event of a default by Borrower under any of its agreements or other financial arrangements with Bank and notice of such default having been given to the Landlord, at the option of Bank, the Personal Property may remain on the Premises for up to one hundred eighty (180) days at the base rental provided under the Lease, without Bank incurring any other obligations of Borrower under the Lease and without Bank being deemed to be in possession of the Premises.


9. Landlord agrees that simultaneously with any written notice to Borrower of any default by Borrower of any of the provisions of the Lease, the Landlord will give a copy of such written notice to Bank at:

                           KeyBank National Association
                           127 Public Square
                           Cleveland, Ohio  44114
                           Attention: Mark A. LoSchiavo

         Upon receipt of the notice, Bank will have at least thirty (30) days to cure the default (in which event the Lease shall remain in full force and effect), but Bank will have no obligation to do so.

10. Landlord consents to the grant by Borrower of an assignment of Borrower's leasehold interest in the Lease in favor of Bank as security for the financing extended to Borrower. Landlord hereby further consents to acquisition by Bank, at Bank's option (which option is to be exercised in writing within thirty (30) days of Bank's receipt of notice of default as provided in Section 9, above, with notice to the Landlord), of the absolute ownership of Borrower's interest in the Lease, and does hereby agree that if Bank (or any purchaser under or through Bank, including a purchaser by foreclosure or deed in lieu thereof) takes possession of the leasehold estate, Bank (or such purchaser) will, pursuant to the aforementioned notice, be recognized as the lessee under the Lease. If Bank shall become the lessee hereunder, Bank may sublease or assign the Lease for any lawful purpose, subject to Landlord's consent as to the sublessee or assignee, and the assignment of the Lease shall release and relieve Bank of all obligations under the Lease.

11. This Waiver and Consent is binding on Landlord and the heirs, personal representatives, successors and assigns of Landlord and inures to the benefit of Bank and the successors and assigns of Bank.

12. The agreements contained herein shall continue in force until all of Borrower's obligations and liabilities to Bank are paid and satisfied in full and Bank's financing commitments to Borrower have been terminated.

13. Landlord will notify all successor owners, transferees, purchasers and mortgagees of the Premises of which Landlord is aware of the existence of this Waiver and Consent. Landlord shall not agree to subordinate the Lease to the right of any present or future lender or mortgagee of Landlord unless such subordination includes a provision that in the event of foreclosure or other right asserted under the mortgage, the Lease and the rights of Borrower thereunder shall continue in full force and effect and shall not be disturbed unless Borrower is in default under the Lease.


14. The agreements contained herein may not be modified or terminated orally.

         IN WITNESS WHEREOF, Landlord has hereunto set its hand as of the date first above written.

                                           LANDLORD:
                                                    ------------------------



                                           By:_______________________
                                                    Its:_________________


                            BORROWER'S ACKNOWLEDGMENT

         Borrower hereby acknowledges and concurs with the foregoing agreements by Landlord as of this ___ day of March, 1998

                                      ------------------------



                                      By:_____________________
                                               Its:_______________

                                 Acknowledgment

STATE OF ______________ )
                                        )
COUNTY OF ____________ )

         BEFORE ME, a Notary Public for said county and state, personally appeared _______________________________, a ________________, by its
_____________,  ______________________,  who acknowledged that he/she signed the foregoing Waiver and Consent and that the same is the free act and deed of said ___________ and of him/her personally and as such ___________.

         Witness my hand at _______________,  _________, this ____ day of March,
1998.




                                      -----------------------------
                                                   NOTARY PUBLIC

                                      My Commission expires:

                                   EXHIBIT D

                    AMENDED AND RESTATED CONTINUING GUARANTY


         WHEREAS, MORGAN DRIVE AWAY, INC., TDI, INC., and INTERSTATE INDEMNITY COMPANY (each a "Company" and, collectively, the "Companies"), have entered into a certain Amended and Restated Credit and Security Agreement dated March 25, 1998 (as hereafter amended and supplemented, the "Credit Agreement") with KeyBank National Association, a national banking association (the "Bank"), pursuant to which the Companies have executed and delivered the Revolving Note (as this and other capitalized terms not otherwise herein are defined in the Credit Agreement) in evidence of its obligations thereunder to the Bank;

         WHEREAS, the undersigned (the "Guarantor") is the record and beneficial holder of all of the issued and outstanding Voting Stock of each Company; and the Guarantor will derive benefits as a result of the Credit Agreement and the Revolving Loans to be advanced thereunder; and

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor execute and deliver this Guaranty; and the Guarantor desires that the Credit Agreement become effective;

         NOW, THEREFORE, in order to induce the Bank to enter into the Credit Agreement, and in consideration of the benefits expected to accrue to the Guarantor by reason thereof, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby represents and warrants to, and covenants and agrees with the Bank, as follows:

         The Guarantor does hereby irrevocably and unconditionally guarantee to the Bank the punctual payment of the full amount, when due (whether by demand, acceleration or otherwise), of (i) the principal and interest on the Revolving
Note issued by the Companies pursuant to the Credit Agreement, and any amendment or supplement thereto whether now outstanding or hereafter issued (including interest accruing thereon after the commencement of any case or proceeding under any federal or state bankruptcy, insolvency or similar law (a "Proceeding") whether or not a claim for such interest is allowable in such Proceeding ("Post-Petition Interest")), and (ii) all other obligations and liabilities of the Companies to the Bank under the Credit Agreement or under any other agreement or instrument, including, without limitation, in respect of any letter of credit or any reimbursement agreement in connection therewith, whether now or hereafter existing, due or to become due, direct or contingent, joint, several or independent, secured or unsecured and whether matured or unmatured (including Post-Petition Interest ) (all of the liabilities included in clauses (i) and
(ii) of this Paragraph are hereinafter collectively referred to as the "Guaranteed Obligations"). This is a guaranty of payment and not of collection and is the primary obligation of the Guarantor; and the Bank may enforce this Guaranty against the Guarantor without any prior pursuit or enforcement of the Guaranteed Obligations against the Companies, any collateral, any right of set-off or similar right, any other guarantor or other obligor or any other recourse or remedy in the power of the Bank.


         All payments made by the Guarantor under or by virtue of this Guaranty shall be paid to the Bank at its office at 127 Public Square, Cleveland, Ohio 44114 or such other place as the Bank may hereafter designate in writing. The Guarantor hereby agrees to make all payments under or by virtue of this Guaranty to the Bank as aforesaid no later than ten (10) days following the date on which the Bank sends written demand hereunder to the Guarantor.

         The Guarantor hereby waives (i) notice of acceptance of this Guaranty, notice of the creation, renewal or accrual of any of the Guaranteed Obligations and notice of any other liability to which it may apply, and notice of or proof of reliance by the Bank upon this Guaranty, (ii) diligence, protest, notice of protest, presentment, demand of payment, notice of dishonor or nonpayment of any of the Guaranteed Obligations, suit or taking other action or making any demand against, and any other notice to the Companies or any other party liable thereon, (iii) any defense based upon any statute or rule of law to the effect that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (iv) any defense based upon the Bank's administration or handling of the Guaranteed Obligations, except behavior which amounts to bad faith, and (v) to the fullest extent permitted by law, any defenses or benefits which may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with terms of this Guaranty.

         So far as the Guarantor is concerned, the Bank may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without impairing or releasing any of the Guaranteed Obligations hereunder, upon or without any terms or conditions and in whole or in part:

         1. modify or change the manner, place or terms of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations as so modified, changed, extended, renewed or altered;

         2. request, accept, sell, exchange, release, subordinate, surrender, realize upon or otherwise deal with, in any manner and in any order, (a) any other guaranty by whomsoever at any time made of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset or right with respect thereto, and (b) any property by whomsoever at any time pledged, mortgaged or otherwise encumbered to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset or right with respect thereto;

         3. exercise or refrain from exercising any rights against the Companies or against any collateral or others (including, without limitation, any other guarantor) or otherwise act or refrain from acting;

         4. settle or compromise any of the Guaranteed Obligations, and security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Company to creditors of such Company other than the Bank when, in the Bank's sole judgment, it considers such subordination necessary or helpful in the protection of its interest or the exercise of its remedies, including, without limitation, the sale or other realization upon collateral;

         5. apply in the manner determined by the Bank any sums by whomsoever paid or howsoever realized to any of the Guaranteed Obligations, regardless of what liability or liabilities of the Companies remain unpaid; and

         6. amend or otherwise modify, consent to or waive any breach of, or any act, omission or default or Event of Default under the Credit Agreement or the Revolving Note, or any agreements, instruments or documents referred to therein or executed and delivered pursuant thereto or in connection therewith.

         This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to limitation, impairment or discharge for any reason (other than the payment in full of the Guaranteed
Obligations), including, without limitation, the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand of any right power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto or with respect to any other guaranty thereof or security therefor, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to Events of Default) of the Credit Agreement, the Revolving Note or any other agreement at any time executed in connection therewith, (iii) the Guaranteed Obligations or any portion thereof at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, even though the Bank might have elected to apply such payment to the payment of all or any part of the Guaranteed Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations, (vi) any defenses, set-offs or counterclaims which any Company may allege or assert against the Bank in respect of the Guaranteed Obligations, (vii) the avoidance or voidability of the Guaranteed Obligations under the Bankruptcy Code or other applicable laws, and (viii) any other act or thing or omission which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.


         The Guarantor makes the following representations and warranties, which shall survive the execution and delivery of this Guaranty:

                  The execution,  delivery and  performance of this Guaranty has
                  been  duly   authorized  by  all   necessary   action  of  the
                  Guarantor's shareholders and directors.

                  Neither the execution and delivery of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of the Guarantor's charter or by-laws or of any law, statute, rule or regulation to which the Guarantor is subject or any judgment, decree, award, franchise, order or permit, or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Guarantor is a party or by which it is bound or to which it may be subject.


               Any and all rights and claims of the Guarantor against any Company or any of its property, arising by reason of any payment by the Guarantor to the Bank pursuant to the provisions of this Guaranty, shall be subordinate and subject in right of payment to the prior and indefeasible payment in full of all Guaranteed Obligations to the Bank, and until such time, the Guarantor shall have no right of subrogation, contribution, reimbursement or similar right and hereby waives any right to enforce any remedy the Bank or the Guarantor may now or hereafter have against the Companies, any endorser or any other guarantor of all or any part of the Guaranteed Obligations of the Companies and any right to participate in, or benefit from, any security given to the Bank to secure any Guaranteed Obligations. Any promissory note evidencing such liability of any Company to the undersigned shall be non-negotiable and shall expressly state that it is subordinated pursuant to this Guaranty. All liens and security interests of the Guarantor, whether now or hereafter arising and however existing, in any assets of any Company or any assets securing Guaranteed Obligations shall be and hereby are subordinated to the rights and interests of the Bank in those assets until the prior and indefeasible payment in full of all Guaranteed Obligations to the Bank and termination of all financing arrangements between the Companies and the Bank, provided that the provisions of this sentence shall not be construed as a waiver or modification of the provisions of Section 7.2 of the Credit Agreement restricting each Company's right to grant or permit liens or encumbrances on its property.

      The Guarantor hereby agrees to indemnify and hold harmless the Bank from and against any losses, costs or expenses (including, without limitation, reasonable attorneys' fees and litigation costs) ("Loss and Expense") incurred by the Bank in connection with the Bank's collection of any sum due hereunder or its enforcement of its rights hereunder.

      All notices, requests, demands or other communications hereunder shall be in writing, either by letter (delivered by hand or commercial delivery service or sent by certified mail, return receipt requested), addressed as follows:

      If to the Guarantor:       2746 Old U.S. Route 20 West
                                 Elkhart, Indiana 46515
                                 Attn: Dennis Duerksen


      If to the Bank:            127 Public Square
                                 Cleveland, Ohio  44114
                                 Attn: Mark A. LoSchiavo

      Any notice, request, demand or other communication hereunder shall be deemed to have been duly given when delivered, in the case of hand delivery or commercial delivery service, and three (3) business days following deposit in the mails, postage prepaid. The Bank and any Guarantor may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder.


      No delay on the part of the Bank in exercising any of its options, powers or rights, and no partial or single exercise thereof, whether arising hereunder, under the Credit Agreement, the Revolving Note, or otherwise, shall constitute a waiver thereof or affect any right hereunder. No waiver of any such rights and no modification, amendment or discharge of this Guaranty shall be deemed to be made by the Bank or shall be effective unless the same shall be in writing signed by the Bank, and then such waiver shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Bank or the obligations of the Guarantor to the Bank in any other respect at any other time.

      Whenever the Bank shall credit any payment to the Guaranteed Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to the Guarantor unless and until the payment shall be final and valid and indefeasible as to all the world. Without limiting the generality of the foregoing, the Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of collateral so applied shall thereafter be recovered by any trustee in bankruptcy or anyone else, the Bank in each case may reverse any entry relating thereto in its books, and the Guarantor shall remain liable therefor even if the Bank may no longer have in its possession any evidence of the Guaranteed Obligations to which the payment in question was applied.

      This Guaranty and the respective rights and obligations of the Bank and the Guarantor hereunder shall be construed and enforced in accordance with the laws of the State of Ohio applicable to contracts made and to be performed wholly within such state. The Guarantor irrevocably consents that service of notice, summons or other process in any action or suit in any court of record to enforce this Guaranty may be made upon the Guarantor by mailing a copy of the summons to the Guarantor by certified or registered mail, at the address specified above. The Guarantor hereby waives the right to interpose counterclaims or set-offs of any kind and description in any such action or suit arising hereunder or in connection herewith.

      It is the intention of the Guarantor hereby, and by acceptance of this Guaranty the Lender agrees, that this Guaranty amends and restates in its entirety the existing guaranty of the Guarantor in favor of the Bank dated March 27, 1997, which, subject to the effectiveness of this Guaranty, shall be deemed to be superseded and of no further effect.


      This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Guaranty embodies the entire agreement and understanding between the Bank and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

      If this Guaranty by the Guarantor is held or determined to be void, invalid or unenforceable, in whole or in part, such holding or determination shall not impair or affect the validity and enforceability of any clause or provision not so held to be void, invalid or unenforceable. If this Guaranty as to the Guarantor would be held or determined by a court or tribunal having compe-tent jurisdiction to be void, invalid or unenforceable on account of the amount of its aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of the liability of the Guarantor under this Guaranty shall, without any further action by the Guarantor, the Bank or any other person, be automatically limited and reduced to an amount which is valid and enforceable.

      The Guarantor (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any suit, action or other proceeding arising out of or based upon this Guaranty or the subject matter hereof brought by the Bank or its successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty or the subject matter hereof may not be enforced in or by such court and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such Ohio state or federal court. The Guarantor agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Bank. Final judgment against the Guarantor in any such action, suit or proceeding may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Bank may at its option bring suit, or institute other judicial proceedings, against the Guarantor in any state or federal court of the United States or of any country or place where the Guarantor or its property may be found.

      Unless the context otherwise requires, all capitalized terms used in this Guaranty without definition shall have the meanings provided therefor in the Credit Agreement.

      Without limiting the effect or intentions of the warrant of attorney contained in the following paragraph, THE GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, THE BANK HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE CREDIT AGREEMENT, ANY NOTE, OR THIS GUARANTY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE CREDIT AGREEMENT, ANY NOTE OR THIS GUARANTY AND THE RELATIONSHIPS THEREBY ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as fully written above as of this 31st day of March, 1998.



                                                 THE MORGAN GROUP, INC.



                                                 By /s/ Dennis Duerksen
                                                    ---------------------------
                                                    Dennis Duerksen,
                                                    Chief Financial Officer